Use these links to rapidly review the document
TABLE OF CONTENTS PROSPECTUS SUPPLEMENT

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-177053

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and they are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT
SUBJECT TO COMPLETION, DATED DECEMBER 4, 2012

PROSPECTUS  SUPPLEMENT

TO PROSPECTUS DATED OCTOBER 20, 2011

            Shares

        % Series A Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 per share)

          We are offering                        shares of our        % Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, which we refer to in this prospectus supplement as the Series A Preferred Stock. We will pay cumulative dividends on the Series A Preferred Stock from the date of original issue at a rate of        % per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $            per share). Dividends on the Series A Preferred Stock will be payable quarterly in arrears on or about the 15th day of January, April, July and October of each year, beginning on April 15, 2013. This is our original issuance of the Series A Preferred Stock, and we have no other preferred stock outstanding. With respect to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs, the Series A Preferred Stock will rank on parity with any other class or series of our subsequently issued stock expressly designated as ranking on parity with the Series A Preferred Stock and senior to our common stock, par value $0.01 per share, which we refer to in this prospectus supplement as our common stock.

          Generally, we are not allowed to redeem the Series A Preferred Stock prior to December     , 2017, except in limited circumstances to preserve our status as a real estate investment trust, or REIT, and pursuant to the special optional redemption provision described below. On or after December     , 2017, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends on such Series A Preferred Stock up to but excluding the redemption date. In addition, upon the occurrence of a Change of Control (as defined in this prospectus supplement) we may, at our option, redeem the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If we exercise any of our redemption rights relating to the Series A Preferred Stock, the holders of Series A Preferred Stock will not have the conversion right described below. The Series A Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. Holders of shares of the Series A Preferred Stock will generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances.

          Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of our election to redeem the Series A Preferred Stock) to convert some or all of the Series A Preferred Stock held by such holder into a number of shares of our common stock per share of Series A Preferred Stock to be converted equal to the lesser of:

  •
              the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for any accrued and unpaid dividend that are to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

  •
              , or the Share Cap, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

          We are organized and conduct our operations to qualify as a REIT for federal income tax purposes. To assist us in complying with certain federal income tax requirements applicable to REITs, our charter and the articles supplementary classifying and designating the terms of the Series A Preferred Stock contain certain restrictions relating to the ownership and transfer of our capital stock, including an ownership limit of 9.8% on the Series A Preferred Stock.

          No market currently exists for the Series A Preferred Stock. We intend to file an application to list the Series A Preferred Stock on the New York Stock Exchange, or NYSE. If the application is approved, trading of the Series A Preferred Stock on the NYSE is expected to commence within 30 days after the date of initial delivery of the Series A Preferred Stock.

          An investment in our Series A Preferred Stock involves risks. The Series A Preferred Stock has not been rated and is subject to the risks associated with non-rated securities. See "Risk Factors" beginning on page S-12 of this prospectus supplement and page 15 of our Annual Report on Form 10-K for the year ended December 31, 2011, for certain risk factors relevant to an investment in the Series A Preferred Stock.

	Per Share	Total
Public offering price(1)	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

(1)
Plus accrued dividends, if any, from                        , 2012.

          We have granted the underwriters an option to purchase up to an additional                        shares of the Series A Preferred Stock within 30 days from the date of this prospectus supplement to cover over-allotments, if any.

          The underwriters expect to deliver shares of the Series A Preferred Stock through The Depository Trust Company on or about                        , 2012.

          Neither the United States Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Citigroup	BofA Merrill Lynch	RBC Capital Markets

Co-Managers

Credit Suisse	KeyBanc Capital Markets

The date of this prospectus supplement is                        , 2012.

PROSPECTUS SUPPLEMENT

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein, is accurate

S-i

only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. The descriptions set forth in this prospectus supplement replace and supplement, where inconsistent, the description of the general terms and provisions set forth in the accompanying prospectus.

        The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Series A Preferred Stock in certain jurisdictions may be restricted by law. If you possess this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. This prospectus supplement and the accompanying prospectus are not an offer to sell the Series A Preferred Stock and are not soliciting an offer to buy the Series A Preferred Stock in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. See "Underwriting" in this prospectus supplement.

S-ii

 ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

        To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the Securities and Exchange Commission that adds to, updates or changes information contained in an earlier filing we made with the Securities and Exchange Commission shall be deemed to modify and supersede such information in the earlier filing.

        This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Incorporation of Certain Information by Reference" in this prospectus supplement and "Where You Can Find More Information" in the accompanying prospectus. References in this prospectus to "we," "our," "us" and "our company" collectively refer to CoreSite Realty Corporation, a Maryland corporation, CoreSite, L.P., and any of our other subsidiaries. CoreSite, L.P. is a Delaware limited partnership of which we are the sole general partner and to which we refer in this prospectus as our operating partnership, and CoreSite Services, Inc., a Delaware corporation, is our taxable REIT subsidiary, or TRS.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our Series A Preferred Stock. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read "Risk Factors" for more information about important risks that you should consider before investing in our Series A Preferred Stock.

 CoreSite Realty Corporation

Overview

        We are an owner, developer and operator of strategically located data centers in some of the leading communications hubs in North America. These locations are among the largest and fastest growing data center markets in the United States, including Los Angeles, the San Francisco Bay and Northern Virginia areas, Chicago, Boston, New York City, Miami, Denver, and Washington, DC. Our data centers feature advanced efficient power, cooling and security systems, including twenty-four hours a day, seven days a week security staffing, and points of network interconnection that build the ecosystems our customers need to meet their own competitive challenges and business goals. We believe we have the flexibility and scalability to satisfy the full spectrum of our customers' growth requirements and corresponding data center needs by providing data center space ranging in size from an entire building or large dedicated suite to a single cage or cabinet. We work with a broad and growing customer base of over 750 customers, including network and mobility services providers, cloud service providers, digital content organizations, systems integrators, managed service providers and enterprise customers of all sizes with a variety of space, power and interconnection needs. Our operational flexibility allows us to effectively match our data center space to its optimal use, depending on customer demand, regional economies and property characteristics.

        As of September 30, 2012, our property portfolio included 14 operating data center facilities and one development site, which collectively comprise over 2.1 million net rentable square feet, or NRSF, of which approximately 1.2 million NRSF represented existing data center space.

        Our corporate offices are located at 1050 17th Street, Suite 800, Denver, CO 80265. Our telephone number is (866) 777-2673. Our website is www.coresite.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

Recent Developments

        On February 7, 2012, we repaid the senior mortgage loan of $25.0 million secured by the 427 S. LaSalle property and subsequently added the subsidiary that owns 427 S. LaSalle as a co-borrower under the Amended Credit Agreement, with borrowings under the facility secured by a lien on such real estate property on a senior secured basis.

        On April 5, 2012, we acquired a leasehold interest in 910 15th Street Denver, Colorado and 639 E. 18th Avenue Denver, Colorado for $2.6 million, net of cash received, through the acquisition of Comfluent, a Denver, Colorado based data center operator.

        On October 9, 2012, we exercised our two year option extending the $60.0 million mortgage loan secured by 55 S. Market property maturity date to October 9, 2014.

Our Competitive Strengths

        We believe the following key competitive strengths position us to efficiently scale our business, capitalize on the growing demand for data center space and interconnection services, and thereby grow our cash flow.

        High Quality Data Center Portfolio.    As of September 30, 2012, our property portfolio included 14 operating data center facilities and one development site. Much of our data center portfolio has been recently constructed. Specifically, since the year 2000, we have redeveloped or developed our entire data center portfolio. Our facilities have advanced power and cooling infrastructure with additional power capacity to support continued growth.

        Significant Network Density.    Many of our data centers are points of dense network interconnection that provide our customers with valuable networking opportunities that help us retain existing customers and attract new ones. We believe that the network connectivity at these data centers provides us with a significant competitive advantage because network-dense facilities offering high levels of connectivity typically take years to establish. Our portfolio houses over 275 unique network providers, which includes over 150 unique network providers at our One Wilshire campus in Los Angeles. To facilitate access to these networking opportunities, we provide services enabling interconnection among our data center customers, including private cross connections and publicly-switched peering services. Currently, we actively manage over 15,000 interconnections across our portfolio. Additionally, we own and operate the Any2 Internet Exchange, which is the largest Internet Exchange on the West Coast of the United States with over 200 members. We provide direct access to Any2 switches from any of our data centers, with regional exchanges accessible in California and the Northeast (Boston, New York, Washington, DC).

        Expansion Capability.    By leasing readily available data center space and expanding our operating data center space, we anticipate that we will be able to meet the growing demand from our existing and prospective customers. As of September 30, 20112, we had 355,294 NRSF of space readily available for lease, of which 274,553 NRSF is available for lease as data center space. Including the space currently under construction or in preconstruction at September 30, 2012, and including currently operating space targeted for future redevelopment, we own land and buildings sufficient to develop or redevelop 1,006,784 square feet of data center space, comprised of (1) 70,840 NRSF of data center space currently under construction, (2) 390,694 NRSF of office and industrial space currently available for redevelopment, and (3) 545,250 NRSF of new data center space that can be developed in Reston, Virginia, and on land that we currently own at our Coronado-Stender Business Park.

        Facilities in Key Markets.    Our portfolio is concentrated in some of the largest and most important U.S. metropolitan and communications markets. As of September 30, 2012, over 84% of our leased operating NRSF, accounting for over 89% of our annualized rent, was located in five of the six North American markets that we view as markets of high data center demand. Our data centers are located in Los Angeles, the San Francisco Bay and Northern Virginia areas, Chicago, Boston, New York City, Miami, Denver and Washington, DC. These locations offer access to the abundant power required to effectively run and cool the facilities. Many of our facilities are also situated in close proximity to a concentration of key businesses and corporations, driving demand for our data center space and interconnection services, which helps these organizations to reach their potential customers, enabling them to meet their short- and long-term business goals. We expect to continue benefitting from this proximity as customers seek new, high-quality network-centric colocation data center space and interconnections within our markets.

        Flexibility and scalability.    We believe our ability to be both flexible and scalable is a key differentiator for our company. We offer many space, power, and interconnection options that allow customers to select the options that meet their needs. We believe that many of our customers have chosen us because we offer space and power flexibility to accommodate their growth.

        Diversified Customer Base.    We have a diverse, global customer base of over 750 customers, which we believe is a reflection of our strong reputation and proven track record, as well as our customers' trust in our ability to house their mission-critical applications and vital communications technology and the flexibility and scalability to meet their unique needs. As of September 30, 2012, one customer represented 8.1% of our annualized rent and our top ten customers represented 32.2% of our annualized rent. Our diverse customer base spans many industries and includes:

  •
  Domestic and International Telecommunications Carriers

  •
  Content and Media Entertainment Providers

  •
  Cloud Providers

  •
  Enterprise, Financial, Healthcare, Educational Institutions and Government Agencies

  •
  Systems Integrators and Managed Services Providers

        Experienced Management Team.    Our management team has significant experience in the communications industry, specifically the colocation and data center market. Notably, our Chief Executive Officer has over 23 years of experience in the acquisition, financing and operation of commercial real estate, which includes over 12 years in the data center industry and six years at publicly traded REITs. Additionally, our Chief Financial Officer has approximately 24 years of financial experience, including five years with a publicly traded REIT where he served as Managing Director and Chief Accounting Officer and 18 years in public accounting with significant history as a partner with KPMG and Arthur Andersen, where he served as the Partner in charge of the real estate and financial services practices in Denver, Colorado. Our Chief Operating Officer and our Senior Vice President of Sales each bring over 25 years of successful go-to-market strategy development and tactical execution within the communications industry and specifically within the data center field.

        Balance Sheet Positioned to Fund Continued Growth.    As of September 30, 2012, we had approximately $154.4 million of total long-term debt equal to approximately 16.8% of the undepreciated book value of our total assets. In addition, as of September 30, 2012, we had $13.4 million of cash available on our balance sheet and the ability to borrow up to an additional $131.1 million under our revolving credit facility, subject to satisfying certain financial covenants, which we currently meet. We believe this available capital will be sufficient to fund our general corporate needs and our near-term redevelopment or development plans.

Business and Growth Strategies

        Our business objective is to continue growing our position as a provider of strategically located data center space in North America. The key elements of our strategy are as follows:

        Increase Cash Flow of Our In-Place Data Center Space.    We actively manage and lease our properties to increase cash flow by:

  •
  Increasing the Network Density in our Facilities.  During the nine months ended September 30, 2012, we increased our customer count to over 750 customers compared to approximately 700 customers as of December 31, 2011, an increase of approximately 7%. As more customers locate in our facilities, we believe it benefits their business partners and customers to colocate as well in order to gain the full economic and performance benefits of our interconnection services. These ecosystems of customers continue to drive new and existing customer growth and in turn increase the volume of interconnection services and the number of value-add power services such as breakered AC and DC primary and redundant power.

  •
  Leasing of Available Space.  We have the ability to increase both our revenue and our revenue per square foot by leasing additional space, power and interconnections to new and existing data center customers. As of September 30, 2012, substantially all of our data center facilities offered our customers the ability to increase their square footage under lease as well as the amount of power they use per square foot. In total, we have 355,294 NRSF of space readily available for lease, of which 274,553 NRSF is available for lease as data center space. We believe this space, together with available power, enables us to generate incremental revenue within our existing data center footprint without necessitating extensive capital expenditures.

        Capitalize on Embedded Expansion Opportunities.    Including the space currently under construction or in preconstruction at September 30, 2012, and including currently operating space targeted for future redevelopment, we own land and buildings sufficient to develop or redevelop 1,006,784 square feet of data center space. We believe that redevelopment provides attractive risk-adjusted returns because by leveraging existing in-place infrastructure and entitlements we are typically able to deliver redevelopment space at a lower cost and faster time-to-market than ground-up development. In many cases we are able to strategically deploy capital by redeveloping space in incremental phases to meet customer demand.

        In addition to our redevelopment space, as of September 30, 2012, our portfolio included entitlement to expand approximately 200,000 useable square feet, comprised of data center, supporting infrastructure and general building support space at our Reston, Virginia facility and on additional 345,250 NRSF at the Coronado-Stender Business Park, a 15.75-acre property housing seven buildings in Santa Clara, California. The Coronado-Stender Business Park currently includes:

  •
  2901 Coronado, a 50,000 NRSF data center on 3.14 acres, representing the first phase of our development at the Coronado-Stender Business Park, which we completed during the second quarter of 2010. During March 2010, we fully leased this space to Facebook, Inc., which lease expires in 2016 and 2017;

  •
  2972 Stender, a 101,000 NRSF data center on 3.51 acres, which represents the second data center building in our development at the Coronado-Stender Business Park and which we completed 50,400 of data center space in phase 1 during the third quarter 2011. The incremental data center space of 50,600 NRSF is currently under construction and we believe completion will occur in the fourth quarter 2012 and first quarter 2013; and

  •
  the Coronado-Stender Properties, a 9.1 acre development site with five buildings consisting of 70,760 NRSF of office and light-industrial operating space and 58,440 NRSF of vacant space on land held for development, portions of which generate revenue under short-term leases. This development site currently provides us with the ability to develop additional data center space in one of the fastest growing and most important data center markets in North America. We have approvals and the ability to develop up to a total of 345,250 NRSF of data center space at this property inclusive of the above properties.

        Selectively Pursue Acquisition and Development Opportunities in New and Existing Markets.    We opportunistically evaluate opportunities to acquire or develop data center space with abundant power and/or dense points of interconnection in key markets that will expand our customer base and broaden our geographic footprint. Such acquisitions may entail subsequent redevelopment or development which requires significant capital expenditures. We will also continue to implement the "hub-and-spoke strategy" that we have deployed in our three largest markets, namely the Los Angeles, San Francisco Bay and Northern Virginia markets. In these markets, we have extended our data center footprint by connecting our newer facilities, the spokes, to our established data centers, our hubs, which allows our customers leasing space at the spokes to leverage the significant interconnection capabilities of our hubs. In order to deploy our "hub-and-spoke strategy," we typically rely on third-party providers of network connectivity to establish highly reliable network connectivity within and between certain of our data centers, but we are not substantially dependent upon any one such service provider.

        Leverage Existing Customer Relationships and Reach New Customers.    Our strong customer and industry relationships, combined with our national footprint and sales force, afford us insight into the size, timing and location of customers' planned growth. We have historically been successful in leveraging this market visibility to expand our footprint and customer base in existing and new markets. We intend to continue to strengthen our relationship with existing customers and to expand and diversify our customer base by targeting growing customers and segments, such as domestic and international telecommunications carriers content and media entertainment providers, cloud providers, enterprise customers, financial and educational institutions and government agencies.

THE OFFERING

        The offering terms are summarized below solely for your convenience. For a more complete description of the terms of the Series A Preferred Stock, see "Description of Series A Preferred Stock" in this prospectus supplement.

Issuer	CoreSite Realty Corporation, a Maryland corporation.
Securities Offered

            shares of our        % Series A Cumulative Redeemable Preferred Stock (plus up to an additional            shares if the underwriters' over-allotment option is exercised in full). We reserve the right to reopen this series and issue additional shares of Series A Preferred Stock either through public or private sales at any time and from time to time.

Ranking	The Series A Preferred Stock will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs:
• senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to the Series A Preferred Stock;
• on parity with any class or series of our capital stock expressly designated as ranking on parity with the Series A Preferred Stock; and
• junior to any other class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock.

The term "capital stock" does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, would rank senior in right of payment to the Series A Preferred Stock. As of the date hereof, we do not have any issued and outstanding convertible or exchangeable debt securities. The Series A Preferred Stock will also rank junior in right of payment to our other existing and future debt obligations.

Dividends

Dividends on each outstanding share of Series A Preferred Stock shall be cumulative from, and including, the most recent dividend payment date for the Series A Preferred Stock with respect to which dividends were actually paid in full on the outstanding shares of Series A Preferred Stock, or if no dividends have been paid in full on the Series A Preferred Stock from                        , 2012, the original date of issuance of the Series A Preferred Stock. Dividends will be payable in cash to holders quarterly in arrears on or about the 15th day of January, April, July and October of each year, beginning on April 15, 2013, at the rate of        % per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $        per share). The first dividend payable on the Series A Preferred Stock on April 15, 2013 will be a pro rata dividend from and including the original issue date to and including April 15, 2013 in the amount of $        per share. Dividends on the Series A Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends, (iii) we are prohibited by the terms of our indebtedness from paying such dividends and (iv) such dividends are authorized or declared.

Liquidation Preference

If we liquidate, dissolve or wind up, holders of shares of the Series A Preferred Stock will have the right to receive $25.00 per share of the Series A Preferred Stock, plus accrued and unpaid dividends (whether or not authorized or declared) up to but not including the date of payment, before any payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the Series A Preferred Stock as to liquidation rights. The rights of holders of shares of the Series A Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our capital stock ranking on parity with the Series A Preferred Stock as to liquidation and junior to the rights of any class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock.

Optional Redemption

We may not redeem the Series A Preferred Stock prior to December     , 2017, except in limited circumstances to preserve our status as a REIT, as described in "Description of Series A Preferred Stock—Optional Redemption" in this prospectus supplement and pursuant to the special optional redemption provision described below. On and after December     , 2017, the Series A Preferred Stock will be redeemable at our option, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) up to, but not including, the redemption date. If fewer than all the outstanding shares of the Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by any other equitable method we may choose (including by electing to redeem only those shares of Series A Preferred Stock tendered for conversion pursuant to a Change of Control Conversion Right).

Special Optional Redemption

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we exercise any of our redemption rights relating to the Series A Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series A Preferred Stock will not have the conversion right described below with respect to the shares called for redemption.

A "Change of Control" is when the following have occurred and are continuing:

•

any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, holds or acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts, or ADRs, representing such securities) listed on the New York Stock Exchange, or NYSE, NYSE Amex Equities, or the NYSE Amex, or the NASDAQ Stock Market, or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Stock) to convert some or all of the Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for any accrued and unpaid dividend that are to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price; and

• (i.e., the Share Cap), subject to certain adjustments;
subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

If, prior to the Change of Control Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series A Preferred Stock will not have any right to convert the shares of Series A Preferred Stock selected for redemption in connection with the Change of Control Conversion Right and any shares of Series A Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of "Change of Control Conversion Right," "Change of Control Conversion Date" and "Common Stock Price" and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see "Description of Series A Preferred Stock—Conversion Rights."

Except as provided above in connection with a Change of Control, the Series A Preferred Stock is not convertible into or exchangeable for any other securities or property.
No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock has no stated maturity date and is not subject to mandatory redemption or any sinking fund. We are not required to set aside funds to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem the shares at our option or, under circumstances where the holders of the Series A Preferred Stock have a conversion right, such holders decide to convert the Series A Preferred Stock into our common stock.

Limited Voting Rights

Holders of shares of the Series A Preferred Stock will generally have no voting rights. However, if we are in arrears on dividends on the Series A Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of shares of the Series A Preferred Stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting called upon the request of at least 20% of such holders or at our next annual meeting and each subsequent annual meeting of stockholders for the election of two additional directors to serve on our board of directors until all unpaid dividends for past dividend periods with respect to the Series A Preferred Stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock together with the holders of all other similarly-affected classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable (voting together as a single class), we may not:

•

authorize, create or issue any class or series of stock ranking senior to the Series A Preferred Stock with respect to dividend rights and rights upon our liquidation, dissolution and winding-up of our affairs; or

• make certain material and adverse changes to the terms of the Series A Preferred Stock.
Listing

We intend to file an application to list the Series A Preferred Stock on the NYSE. We will use commercially reasonable efforts to have the listing application for the Series A Preferred Stock approved. If the application is approved, trading of the Series A Preferred Stock on the NYSE is expected to commence within 30 days after the date of initial delivery of the Series A Preferred Stock. The underwriters have advised us that they intend to make a market in the Series A Preferred Stock prior to commencement of any trading on the NYSE. However, the underwriters will have no obligation to do so, and we cannot assure you that a market for the Series A Preferred Stock will develop or be maintained prior or subsequent to commencement of trading on the NYSE.

Restrictions on Ownership and Transfer

In order to assist us in meeting certain requirements for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our charter and the articles supplementary establishing the terms of the Series A Preferred Stock contain certain restrictions, including on the ownership and transfer of our Series A Preferred Stock and other capital stock, such that no person or entity may own, or be deemed to own by virtue of the constructive ownership rules of the Code, subject to limited exceptions, more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of the Series A Preferred Stock or more than 9.8% in value of our outstanding capital stock. See "Description of Series A Preferred Stock—Restrictions on Ownership and Transfer" in this prospectus supplement and "Restrictions on Ownership and Transfer" in the accompanying prospectus.

Use of Proceeds

We expect that the net proceeds from the Series A Preferred Stock offering will be approximately $        million (or approximately $        million if the underwriters' over-allotment option is exercised in full) after deducting the underwriting discounts and commissions and our estimated expenses of approximately $        million. We intend to contribute the net proceeds of this offering to our operating partnership in exchange for preferred units in our operating partnership, which will subsequently use the net proceeds received from us to temporarily repay borrowings under our revolving credit facility, to repay the full amount of the mortgage loan payable on our 12100 Sunrise Valley property and for general corporate purposes, which could include the acquisition of additional properties or to fund development and redevelopment opportunities. See "Use of Proceeds" in this prospectus supplement.

Affiliates of the underwriters are lenders under our revolving credit facility and will receive a pro rata portion of the net proceeds from this offering to the extent that we use any such proceeds to reduce the outstanding balance under such facility. See "Underwriting."

Transfer Agent	The transfer agent and registrar for our preferred stock is American Stock Transfer & Trust Company, LLC.
Settlement Date	Delivery of the shares of Series A Preferred Stock will be made against payment therefor on or about December , 2012.
Risk Factors

An investment in the Series A Preferred Stock involves various risks, and before making a decision to invest in the Series A Preferred Stock, prospective investors should carefully consider the matters discussed under the caption entitled "Risk Factors" beginning on page S-13 of this prospectus supplement and beginning on page 15 of our Annual Report on Form 10-K for the year ended December 31, 2011 incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

        In addition to other information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below and incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2011, as updated by our subsequent filings under the Exchange Act that are incorporated by reference herein in evaluating our company, our properties and our business before making a decision to invest in the Series A Preferred Stock. These risks are not the only ones faced by us. Additional risks not presently known to us or that we currently deem immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. The trading price of the Series A Preferred Stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein by reference, also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein by reference. Please refer to the section entitled "Forward-Looking Statements" in this prospectus supplement.

 Risks Related to this Offering

The Series A Preferred Stock has not been rated.

        We have not sought to obtain a rating for the Series A Preferred Stock, and the Series A Preferred Stock may never be rated. It is possible, however, that one or more rating agencies might independently determine to assign a rating to the Series A Preferred Stock or that we may elect to obtain a rating of our Series A Preferred Stock in the future. Furthermore, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the Series A Preferred Stock in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series A Preferred Stock.

        Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series A Preferred Stock. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Series A Preferred Stock may not reflect all risks related to the Company and its business, or the structure or market value of the Series A Preferred Stock.

There is no established trading market for the Series A Preferred Stock, listing on the NYSE does not guarantee a market for the Series A Preferred Stock and the market price and trading volume of the Series A Preferred Stock may fluctuate significantly.

        The Series A Preferred Stock is a new issue of securities with no established trading market. We intend to file an application to list the Series A Preferred Stock on the NYSE, but there can be no assurance that the NYSE will approve the Series A Preferred Stock for listing. Even if the NYSE approves the Series A Preferred Stock for listing, an active trading market on the NYSE for the Series A Preferred Stock may not develop or, if it does develop, may not last, in which case the market price of the Series A Preferred Stock could be materially and adversely affected. If an active trading market does develop on the NYSE, the Series A Preferred Stock may trade at prices lower than its initial offering price per share. The market price of the Series A Preferred Stock would depend on many factors, including, but not limited to:

  •
  prevailing interest rates;

  •
  the market for similar securities;

  •
  general economic and financial market conditions;

  •
  our issuance, as well as the issuance by our subsidiaries, of additional preferred equity or debt securities; and

  •
  our financial condition, cash flows, liquidity, results of operations, FFO and prospects.

        We have been advised by the underwriters that they intend to make a market in the Series A Preferred Stock, but they are not obligated to do so and may discontinue market-making at any time without notice. In addition, over the last several years, prices of equity securities in the U.S. trading markets have been experiencing extreme price fluctuations, and the market prices of our common stock have also fluctuated significantly during this period. As a result of these and other factors, investors who purchase the Series A Preferred Stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Series A Preferred Stock, including decreases unrelated to our operating performance or prospects. Likewise, in the event that the Series A Preferred Stock becomes convertible and is converted into our common stock, holders of our common stock issued on conversion may experience a similar decrease, which also could be substantial and rapid, in the market price of our common stock.

The Series A Preferred Stock is subordinate to our debt, and your interests could be diluted by the issuance of additional preferred stock, including additional Series A Preferred Stock, and by other transactions.

        The Series A Preferred Stock is subordinate to all of our existing and future debt, including subordinated debt, and other liabilities. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our indebtedness and our other liabilities would be entitled to be paid in full from our assets before any payment may be made with respect to the liquidation preference of, and any accrued and unpaid dividends on, the Series A Preferred Stock. As of September 30, 2012, we had total liabilities on consolidated basis of $221.1 million, including $154.4 million of consolidated indebtedness. As described below, our existing debt restricts, and our future debt may include restrictions on, our ability to pay dividends on the Series A Preferred Stock. Our charter currently authorizes the issuance of up to 20,000,000 shares of preferred stock in one or more series. Our Board of Directors has the power to reclassify unissued shares of common stock and preferred stock and to amend our charter, without any action by our shareholders, to increase the aggregate number of shares of stock of any class or series, including preferred stock, that we are authorized to issue. The issuance of additional preferred stock on parity with the Series A Preferred Stock would dilute the interests of the holders of our Series A Preferred Stock, and any issuance of preferred stock senior to the Series A Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series A Preferred Stock. The affirmative vote of the holders of at least two-thirds of the outstanding Series A Preferred Stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) is required for us to issue shares of preferred stock senior to the Series A Preferred Stock; however, there is no restriction under the terms of the Series A Preferred Stock on our ability to incur additional indebtedness or issue shares of preferred stock on parity with the Series A Preferred Stock. Other than the conversion right afforded to holders of Series A Preferred Stock that may be available in connection with a Change of Control as described under "Description of Series A Preferred Stock—Conversion Rights" included elsewhere in this prospectus supplement, the Series A Preferred Stock does not contain any provision affording the holders of the Series A Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of our Series A Preferred Stock. These factors may affect the trading price of the Series A Preferred Stock.

Our revolving credit facility limits our ability to pay distributions to holders of the Series A Preferred Stock.

        Our revolving credit facility prohibits us from making distributions to our stockholders, or redeeming or otherwise repurchasing shares of our capital stock, including the Series A Preferred Stock, after the occurrence and during the continuance of an event of default, except in limited circumstances including in certain cases as necessary to enable us to maintain our qualification as a REIT and to avoid the payment of any tax. Consequently, after the occurrence and during the continuance of an event of default under our revolving credit facility, we may not be able to pay all or a portion of the dividends payable to holders of the Series A Preferred Stock or redeem all or a portion of the Series A Preferred Stock. In addition, in the event of a default under our revolving credit facility, we would be unable to borrow under such facility and any amounts we have borrowed thereunder could become immediately due and payable. The agreements governing our future debt instruments may also include restrictions on our ability to pay dividends to holders of our capital stock, including the Series A Preferred Stock, or to make redemptions or repurchases of our capital stock, including the Series A Preferred Stock.

As a holder of Series A Preferred Stock, you have extremely limited voting rights.

        Your voting rights as a holder of Series A Preferred Stock will be limited. Shares of our common stock are currently the only class of our stock carrying full voting rights. Voting rights for holders of Series A Preferred Stock exist primarily with respect to material and adverse changes in the terms of the Series A Preferred Stock, the creation of additional classes or series of preferred stock that are senior to the Series A Preferred Stock, certain merger transactions and our failure to pay dividends on the Series A Preferred Stock.

The Change of Control conversion feature may not adequately compensate you and may make it more difficult for a party to take over our company or discourage a party from taking over our company.

        Upon the occurrence of a Change of Control, holders of the Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Stock) to convert some or all of their Series A Preferred Stock into shares of our common stock (or equivalent value of alternative consideration). See "Description of Series A Preferred Stock—Conversion Rights." Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the Share Cap multiplied by the number of shares of Series A Preferred Stock converted. If the Common Stock Price is less than $            (which is approximately        % of the per-share closing sale price of our common stock reported on the NYSE on November                         , 2012), subject to adjustment, the holders will receive a maximum of                        shares of our common stock per share of Series A Preferred Stock, which may result in a holder receiving a value that is less than the liquidation preference of the Series A Preferred Stock. In addition, the Change of Control conversion feature of the Series A Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for our company or of delaying, deferring or preventing certain change of control transactions of our company under circumstances that otherwise could provide the holders of our common stock and Series A Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

If our common stock is delisted, your ability to transfer or sell your shares of the Series A Preferred Stock may be limited and the market value of the Series A Preferred Stock will be materially adversely affected.

        Other than in connection with certain change of control transactions, the Series A Preferred Stock does not contain provisions that protect you if our common stock is delisted. Since the Series A Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series A Preferred Stock and receive stated dividends on the stock when, as and if authorized by our board of directors and declared by us out of assets legally available therefor with no assurance as to ever receiving the liquidation preference. In addition, if our common stock is delisted, it is likely that the Series A Preferred Stock will be delisted as well. Accordingly, if our common stock is delisted, your ability to transfer or sell your shares of the Series A Preferred Stock may be limited and the market value of the Series A Preferred Stock will be materially adversely affected.

Market interest rates may have an effect on the value of our Series A Preferred Stock.

        One of the factors that will influence the price of our Series A Preferred Stock will be the dividend yield on the Series A Preferred Stock (as a percentage of the price of our Series A Preferred Stock, as applicable) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our Series A Preferred Stock to expect a higher dividend yield and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the market price of our Series A Preferred Stock to decrease.

Our charter contains, and the articles supplementary classifying and designating the terms of the Series A Preferred Stock will contain, restrictions upon ownership and transfer of the Series A Preferred Stock.

        The articles supplementary classifying and designating the terms of the Series A Preferred Stock will contain restrictions on ownership and transfer of the Series A Preferred Stock intended to assist us in maintaining our status as a REIT for United States federal income tax purposes. For example, the terms of the Series A Preferred Stock will restrict any person from acquiring actual or constructive ownership of more than 9.8% (by value or number of shares, whichever is more restrictive) of the outstanding shares of our Series A Preferred Stock, and our charter, among other additional restrictions, restricts any person from acquiring actual or constructive ownership of shares of our capital stock in excess of 9.8% in value of the aggregate of the outstanding shares of our capital stock. See "Description of Series A Preferred Stock—Restrictions on Ownership and Transfer" in this prospectus supplement and "Restrictions on Ownership and Transfer in the accompanying prospectus. These restrictions could have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of the company, which could adversely affect the market price of the Series A Preferred Stock.

Our ability to pay dividends is limited by the requirements of Maryland law.

        Our ability to pay dividends on the Series A Preferred Stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus, unless the corporation's charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on the Series A Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of the Series A Preferred Stock.

FORWARD-LOOKING STATEMENTS

        We make statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference that are forward-looking statements within the meaning of the federal securities laws. In particular, statements pertaining to our expected use of the net proceeds from this offering, capital resources, portfolio performance, leverage policy and acquisition and capital expenditure plans contain forward-looking statements. Likewise, all of our statements regarding anticipated market conditions, demographics and results of operations are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

        Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

  •
  the geographic concentration of our data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets;

  •
  fluctuations in interest rates and increased operating costs;

  •
  difficulties in identifying properties to acquire and completing acquisitions;

  •
  the significant competition in our industry and an inability to lease vacant space, renew existing leases or release space as leases expire;

  •
  lack of sufficient customer demand to realize expected returns on our investments to expand our property portfolio;

  •
  decreased revenue and increased costs from disruptions associated with any failure of our physical infrastructure or services;

  •
  our ability to lease available space to existing or new customers;

  •
  our failure to obtain necessary outside financing;

  •
  our failure to maintain our status as a REIT;

  •
  financial market fluctuations;

  •
  changes in real estate and zoning laws and increases in real property tax rates;

  •
  delays or disruptions in third-party network connectivity;

  •
  service failures or price increases by third party power suppliers;

  •
  inability to renew net leases on the data center properties we lease; and

  •
  other factors affecting the real estate industry generally.

        While forward-looking statements reflect our good faith beliefs, they are not guaranties of future performance. Except as required by law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance, including factors and risks included in other sections of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors" in this prospectus supplement, in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2011, as may be updated by subsequent filings with the SEC that are incorporated by reference herein and therein.

 USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $             million, after deducting underwriting discounts and commissions and our expenses, or approximately $             million if the underwriters' overallotment option is exercised in full.

        We intend to contribute the net proceeds of this offering to our operating partnership in exchange for preferred units in our operating partnership, which will subsequently use the net proceeds received from us to temporarily repay borrowings under our revolving credit facility, repay the full amount of the mortgage loan payable on our 12100 Sunrise Valley property and for general corporate purposes, which could include the acquisition of additional properties or to fund development and redevelopment opportunities. As of September 30, 2012, our revolving credit facility had a total outstanding balance of $62.8 million, excluding committed letters of credit of $8.6 million, and borrowings under the revolving credit facility bore interest at a weighted average interest rate of 2.49%. As of September 30, 2012, the 12100 Sunrise Valley property had a mortgage loan payable of $31.6 million that bore interest at a variable rate (3.0% at September 30, 2012).

        Affiliates of the underwriters are lenders under our revolving credit facility and will receive a pro rata portion of the net proceeds from this offering to the extent that we use any such proceeds to reduce the outstanding balance under such facility. See "Underwriting."

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings (loss) to combined fixed charges and preferred stock dividends. For the purpose of computing the ratio of earnings to combined fixed charges and preferred stock dividends, and the amount of coverage deficiency, earnings (loss) have been calculated by adding fixed charges, excluding capitalized interest, to net income (loss). Fixed charges and preferred dividends consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, whether expensed or capitalized, preferred stock dividends and estimated interest within rental expense.

	Nine Months Ended September 30, 2012(1)	Year Ended December 31, 2011
Ratio of earnings (loss) to combined fixed charges(2)(3)	1.60	(4)

(1)
For the nine months ended September 30, 2012, our ratio of earnings to combined fixed charges and preferred stock dividends reflected (in thousands): (i) total earnings of $13,156, calculated as net income of $6,138 plus fixed charges of $8,227 plus amortization of capitalized interest of $263 less capitalized interest of $(1,472) and (ii) total fixed charges of $8,227, which consisted of interest expense (including amortization of deferred financing costs and discounts) of $3,922, capitalized interest of $1,472 and interest within rental expense of $2,833. We did not have any preferred stock outstanding during the nine months ended September 30, 2012.

(2)
Our company did not have any preferred stock outstanding for any of the periods presented.

(3)
For a presentation of our ratio to earnings (loss) to combined fixed charges and preferred stock dividends for the period from September 28, 2010 to December 31, 2010 and for our company's predecessor for the period from January 1, 2010 to September 27, 2010 and for the years ended December 31, 2009, 2008 and 2007, see "Ratio of Earnings to Fixed Charges and Preferred Dividends" in the accompanying prospectus.

(4)
The shortfall of loss to combined fixed charges and preferred dividends for the 12 months ended December 31, 2011 was $12.1 million.

 CAPITALIZATION

        The following table sets forth our capitalization as of September 30, 2012 (1) on an actual basis and (2) as adjusted to give effect to this offering of our Series A Preferred Stock, after deducting the underwriters' discounts and commissions and estimated offering expenses, and the application of the net proceeds therefrom as described above under "Use of Proceeds."

        This information should be read in conjunction with, and is qualified in its entirety by, our consolidated financial statements and schedules and the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the period ended September 30, 2012.

	September 30, 2012
	Actual	As Adjusted(1)
	(In thousands)
	(Unaudited)
Cash and cash equivalents	$13,421	$
Restricted cash	316		316

Total cash	$13,737	$

Debt:
Mortgage loans payable	$91,615	$
Revolving credit facility(2)	62,750

Total debt	154,365
Stockholders' Equity:
Preferred stock, $0.01 par value per share, 20,000,000 shares authorized:
% Series A Cumulative Redeemable Preferred Stock, $ liquidation preference ($25.00 per share), zero shares issued and outstanding on an actual basis and shares issued and outstanding on an as adjusted basis	—
Common stock, $0.01 par value per share, 100,000,000 shares authorized, 21,118,457 shares issued and outstanding on an actual and as adjusted basis	206		206
Additional paid in capital	261,138		261,138
Accumulated other comprehensive income (loss)	(4)		(4)
Accumulated deficit	(32,121)		(32,121)

Total CoreSite Realty Corporation stockholder's equity	229,219		229,219
Noncontrolling interests	377,109		377,109

Total equity	606,328		606,328

Total capitalization	$760,693	$

(1)
Assumes no exercise of the underwriters' option to purchase up to an additional            shares of our Series A Preferred Stock.

(2)
As of November 27, 2012, our revolving credit facility had a total outstanding balance of $77.8 million, excluding committed letters of credit of $8.6 million, and borrowings under the revolving credit facility bore interest at a weighted average interest rate of 2.46%.

DESCRIPTION OF SERIES A PREFERRED STOCK

        The following summary of the material terms and provisions of the Series A Preferred Stock of CoreSite Realty Corporation does not purport to be complete and is qualified in its entirety by reference to the Maryland General Corporation Law, or the MGCL, our charter, including the articles supplementary classifying and designating the Series A Preferred Stock, and our bylaws, as amended, each of which is available from us, and other applicable laws. This description of the particular terms of the Series A Preferred Stock supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus.

General

        Our board of directors and a duly authorized committee of our board of directors classified                        shares of the company's authorized but unissued preferred stock as, and approved articles supplementary setting forth the terms of, a series of the company's preferred stock, designated as the        % Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Series A Preferred Stock. When issued in accordance with this prospectus supplement and the accompanying prospectus, the Series A Preferred Stock will be validly issued, fully paid and nonassessable. Our board of directors may authorize the issuance and sale of additional shares of Series A Preferred Stock from time to time.

        In connection with this offering, we, in accordance with the terms of the partnership agreement of our operating partnership, will contribute the net proceeds of the sale of the Series A Preferred Stock to our operating partnership, and our operating partnership will issue to us        % Series A cumulative redeemable preferred units, or Series A Preferred Units. Our operating partnership will be required to make all required distributions on the Series A Preferred Units after any distribution of cash or assets to the holders of preferred units ranking senior to the Series A Preferred Units as to distributions and liquidations that our operating partnership may subsequently issue and prior to any distribution of cash or assets to the holders of common partnership units or to the holders of any other equity interest of our operating partnership, except for any other series of preferred units ranking on a parity with the Series A Preferred Units as to distributions and liquidation; provided however, that our operating partnership may make such distributions as are necessary to enable us to maintain our qualification as a REIT.

        We intend to file an application to list the Series A Preferred Stock on the NYSE. We will use commercially reasonable efforts to have the listing application for the Series A Preferred Stock approved. If approved, trading of the Series A Preferred Stock on the NYSE is expected to commence within 30 days after the date of initial delivery of the Series A Preferred Stock. See "Underwriting" in this prospectus supplement.

Ranking

        The Series A Preferred Stock will rank, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:

  •
  senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to the Series A Preferred Stock;

  •
  on parity with any other class or series of our capital stock expressly designated as ranking on parity with the Series A Preferred Stock, none of which exists on the date hereof; and

  •
  junior to any other class or series of our capital stock expressly designated as ranking senior to the Series A Preferred Stock, none of which exists on the date hereof.

        The term "capital stock" does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to the Series A Preferred Stock. The Series A Preferred Stock will also rank junior in right of payment to our other existing and future debt, including subordinated debt, and liabilities.

Dividends

        Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to dividend rights, holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of        % per annum of the $25.00 liquidation preference per share of the Series A Preferred Stock (equivalent to the fixed annual amount of $            per share of the Series A Preferred Stock).

        Dividends on each outstanding share of Series A Preferred Stock shall be cumulative from, and including, the most recent dividend payment date for the Series A Preferred Stock with respect to which dividends were actually paid in full on the outstanding shares of Series A Preferred Stock, or if dividends have not been paid in full on the outstanding shares of Series A Preferred Stock from                        , 2012, the original date of issuance of the Series A Preferred Stock. Dividends will be payable in cash to holders quarterly in arrears on or about the 15th day of January, April, July and October of each year or, if such day is not a business day, on the next succeeding business day. The term "business day" means each day, other than a Saturday or a Sunday, which is not a day on which banks in New York are required to close.

        The amount of any dividend payable on the Series A Preferred Stock for any partial dividend period will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. A dividend period is the respective period commencing on and including the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding dividend period (other than the initial dividend period and the dividend period during which any shares of Series A Preferred Stock shall be redeemed). Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which shall be the date designated by our board of directors as the record date for the payment of dividends that is not more than 35 and not fewer than 10 days prior to the scheduled dividend payment date.

        The first dividend on the Series A Preferred Stock is scheduled to be paid on April 15, 2013 and will be a pro rata dividend from and including the original issue date to and including April 15, 2013 in the amount of $            per share.

        Dividends on the Series A Preferred Stock will accrue whether or not:

  •
  we have earnings;

  •
  there are funds legally available for the payment of those dividends;

  •
  those dividends are authorized or declared; or

  •
  the restrictions below related to indebtedness exist.

        Except as described in the next two paragraphs, unless full cumulative dividends on the Series A Preferred Stock for all past dividend periods shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for payment, we will not:

  •
  declare and pay or declare and set aside for payment of dividends or any other distributions on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to the Series A Preferred Stock, for any period; or

  •
  redeem, purchase or otherwise acquire for any consideration or any other distributions or pay or make available any monies for a sinking fund for the redemption of, any common stock or shares of any other class or series of our capital stock ranking, as to dividends and upon liquidation, on parity with or junior to the Series A Preferred Stock.

        The foregoing sentence, however, will not prohibit:

  •
  dividends payable solely in capital stock ranking junior to the Series A Preferred Stock;

  •
  the conversion into or exchange for other shares of any class or series of capital stock ranking junior to the Series A Preferred Stock;

  •
  our purchase of shares of Series A Preferred Stock, preferred stock ranking on parity with the Series A Preferred Stock as to payment of dividends and upon liquidation or capital stock or equity securities ranking junior to the Series A Preferred Stock pursuant to our charter to the extent necessary to preserve our status as a REIT as discussed under "—Restrictions on Ownership and Transfer;" and

  •
  our purchase or other acquisition of our shares of common stock made for purposes of and in compliance with the requirements of any employee benefit or retention plan.

        When we do not pay dividends in full (or do not set apart a sum sufficient to pay them in full) on the Series A Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock, we will declare any dividends upon the Series A Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock pro rata, so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other class or series of capital stock (which will not include any accrual in respect of unpaid dividends on such other class or series of capital stock for past dividend periods if such other class or series of capital stock are not entitled to a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

        Holders of shares of Series A Preferred Stock are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series A Preferred Stock as described above. Any dividend payment made on the Series A Preferred Stock will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on the Series A Preferred Stock will accumulate as of the dividend payment date on which they first become payable.

        We do not intend to declare dividends on the Series A Preferred Stock, or pay or set apart for payment dividends on the Series A Preferred Stock, if the terms of any of our agreements, including any agreements relating to our indebtedness, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends will be authorized by our board of directors and declared by us or paid or set apart for payment if such authorization, declaration or payment is restricted or prohibited by law.

        The terms of our revolving credit facility prohibit us from making distributions to our stockholders, or redeeming or otherwise repurchasing shares of our capital stock, including the Series A Preferred Stock, after the occurrence and during the continuance of an event of default, except in limited circumstances including as necessary to enable us to maintain our qualification as a REIT and to avoid the payment of any tax. Consequently, after the occurrence and during the continuance of an event of default under our revolving credit facility, we may not be able to pay all or a portion of the dividends payable to the holders of the Series A Preferred Stock or redeem all or a portion of the Series A Preferred Stock. In addition, in the event of a default under our revolving credit facility, we would be unable to borrow under such facility and any amounts we have borrowed thereunder could become immediately due and payable. The agreements governing our future debt instruments may also include restrictions on our ability to pay dividends to holders or make redemptions of the Series A Preferred Stock.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of shares of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the Series A Preferred Stock, holders of shares of Series A Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $25.00 per share of Series A Preferred Stock, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) up to, but not including, the date of payment. If, upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on parity with the Series A Preferred Stock in the distribution of assets, then holders of shares of Series A Preferred Stock and each such other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, on parity with the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        Holders of shares of Series A Preferred Stock will be entitled to written notice of any distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs not less than 30 days and not more than 60 days prior to the distribution payment date. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of Series A Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, a statutory share exchange or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

        In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our capital stock or otherwise, is permitted under Maryland law with respect to any share of any class or series of our capital stock, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series A Preferred Stock will not be added to our total liabilities.

Optional Redemption

        Except with respect to the special optional redemption described below and in certain limited circumstances relating to our maintenance of our ability to qualify as a REIT as described below, we cannot redeem the Series A Preferred Stock prior to December     , 2017. On and after December     , 2017, we may, at our option, upon not fewer than 30 and not more than 60 days' written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not authorized or declared) up to, but not including, the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose. Any redemption may, at our discretion, be subject to one or more conditions precedent, which shall be set forth on the related notice of redemption.

        Notice of an optional redemption will be given by publication in a newspaper of general circulation in New York City. We will mail a similar notice, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on our stock transfer records as maintained by the transfer agent named in "—Transfer Agent and Registrar." No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each notice will state:

  •
  the redemption date;

  •
  the redemption price;

  •
  any conditions to redemption;

  •
  the number of shares of Series A Preferred Stock to be redeemed;

  •
  the place or places where the certificates, if any, representing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price and any other documents as required in connection with such redemption;

  •
  procedures for surrendering noncertificated shares of Series A Preferred Stock for payment of the redemption price; and

  •
  that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accumulate on the day before such redemption date.

        If we redeem fewer than all of the shares of Series A Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series A Preferred Stock that we will redeem from each stockholder. In this case, we will determine the number of shares of Series A Preferred Stock to be redeemed on a pro rata basis (as nearly as practicable without creating fractional shares) or by any other equitable method we may choose (including by electing to redeem only those shares of Series A Preferred Stock tendered for conversion pursuant to a Change of Control Conversion Right).

        We are not required to provide such notice in the event we redeem Series A Preferred Stock in order to maintain our status as a REIT.

Special Optional Redemption

        Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series A Preferred Stock will not have the conversion right described below under "—Conversion Rights."

        Notice of a special optional redemption will be given by publication in a newspaper of general circulation in New York City. We will mail a similar notice, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on our stock transfer records as maintained by the transfer agent named in "—Transfer Agent and Registrar." No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each notice will state:

  •
  the redemption date

  •
  the redemption price;

  •
  any conditions on redemption;

  •
  the number of shares of Series A Preferred Stock to be redeemed;

  •
  the place or places where the certificates, if any, representing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price and any other documents we require in connection with the redemption;

  •
  procedures for surrendering noncertificated shares of Series A Preferred Stock for payment of the redemption price;

  •
  that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accumulate on the day before such redemption date;

  •
  that the Series A Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

  •
  that the holders of the Series A Preferred Stock to which the notice relates will not be able to tender such Series A Preferred Stock for conversion in connection with the Change of Control and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

        If we redeem fewer than all of the outstanding shares of Series A Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series A Preferred Stock that we will redeem from each stockholder. In this case, we will determine the number of shares of Series A Preferred Stock to be redeemed on a pro rata basis (as nearly as practicable without creating fractional shares) or by any other equitable method we may choose (including by electing to redeem only those shares of Series A Preferred Stock tendered for conversion pursuant to a Change of Control Conversion Right).

        A "Change of Control" is when the following have occurred and are continuing:

  •
  any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, holds or controls beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

  •
  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

General Provisions Applicable to Redemptions

        In order for their shares of Series A Preferred Stock to be redeemed, holders must surrender their shares at the place, or in accordance with the book-entry procedures, designated in the notice of redemption. Holders will then be entitled to the redemption price and any accrued and unpaid dividends payable upon redemption following surrender of the shares as detailed below. If a notice of redemption has been given (in the case of a redemption of the Series A Preferred Stock other than to preserve our status as a REIT), if the funds necessary for the redemption have been set aside by us in trust for the benefit of the holders of any shares of Series A Preferred Stock called for redemption and if irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the day before the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock and from and after the redemption date such shares of Series A Preferred Stock will no longer be deemed outstanding. At such time, all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends to, but not including, the redemption date, without interest.

        If a redemption date falls after a dividend record date and on or prior to the corresponding dividend payment date, each holder of shares of the Series A Preferred Stock called for redemption at the close of business of such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date. Except as described above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock for which a notice of redemption has been given.

        At our election, prior to a redemption date, we may irrevocably set aside and deposit the redemption price (including all accumulated and unpaid dividends to, but not including, the redemption date) of the Series A Preferred Stock called for redemption with a bank or trust company, in which case the redemption notice to holders of the Series A Preferred Stock to be redeemed will (A) state the date of the deposit, (B) specify the office of the bank or trust company as the place of payment of the redemption price and (C) require holders to surrender any certificates representing the shares, if any, at with the office of the bank or trust company on or about the date fixed in the redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to, but not including, the redemption date). Subject to applicable unclaimed property laws, any monies so deposited which remain unclaimed by the holders of the Series A Preferred Stock at the end of two years after the redemption date shall be returned to us by the bank or trust company.

        Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are authorized, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no shares of Series A Preferred Stock will be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and we will not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock or any class or series of our stock ranking, as to dividends or upon liquidation, on parity with the Series A Preferred Stock (except by exchange for our stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that whether or not the requirements set forth above have been met, we may purchase shares of Series A Preferred Stock, or preferred stock ranking on parity with the Series A Preferred Stock as to payment of dividends and upon liquidation pursuant to our charter to the extent necessary to ensure that we continue to meet the requirements for qualification as a REIT for federal income tax purposes, and may purchase or acquire shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock. See "—Restrictions on Ownership and Transfer".

        So long as no dividends on the Series A Preferred Stock are in arrears and subject to the provisions of applicable law, we may from time to time repurchase all or any part of the Series A Preferred Stock, including the repurchase of shares of Series A Preferred Stock or shares of any class or series of our stock ranking, as to dividends or upon liquidation, on parity with the Series A Preferred Stock in open-market transactions and individual purchases at such prices as we negotiate, in each case as duly authorized by our board of directors.

        All shares of Series A Preferred Stock that we redeem or repurchase will be retired and restored to the status of authorized but unissued shares of preferred stock, without designation as to series or class.

        The terms of our revolving credit facility prohibit us from redeeming or otherwise repurchasing any shares of our capital stock, including the Series A Preferred Stock, after the occurrence and during the continuance of an event of default, except in limited circumstances.

Conversion Rights

        Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series A Preferred Stock as described under "—Redemption" or "—Special Optional Redemption," to convert some or all of the Series A Preferred Stock held by such holder (the "Change of Control Conversion Right") on the Change of Control Conversion Date (as defined herein) into a number of shares of our common stock per share of Series A Preferred Stock (the "Common Stock Conversion Consideration"), which is equal to the lesser of:

  •
  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (such quotient, the "Conversion Rate"); and

  •
  (i.e., the Share Cap).

        The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a "Share Split") with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

        For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed                        shares of common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters' overallotment option to purchase additional shares of Series A Preferred Stock is exercised, not to exceed                        shares of common stock in total (or equivalent Alternative Conversion Consideration, as applicable) (the

"Exchange Cap"). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustments to the Share Cap.

        In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets, including any combination thereof, (the "Alternative Form Consideration"), a holder of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the "Alternative Conversion Consideration," and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the "Conversion Consideration").

        If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of the shares of our common stock that affirmatively made such an election (if electing between two types of consideration) or holders of a plurality of the shares of our common stock that affirmatively made such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

        We will not issue fractional shares of common stock upon the conversion of the Series A Preferred Stock. Instead, we will pay the cash value of such fractional shares.

        Within 15 days following the occurrence of a Change of Control, we will provide to holders of record of Series A Preferred Stock a notice of the occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:

  •
  the events constituting the Change of Control;

  •
  the date of the Change of Control;

  •
  the last date on which the holders of Series A Preferred Stock may exercise their Change of Control Conversion Right, which shall be a business day not earlier than five days before the Change of Control Conversion Date;

  •
  the method and period for calculating the Common Stock Price;

  •
  the Change of Control Conversion Date, which must be a business day within 25 to 40 days following the date of the notice;

  •
  that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series A Preferred Stock, holders will not be able to convert Series A Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

  •
  if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock;

  •
  the name and address of the paying agent and the conversion agent; and

  •
  the procedures that the holders of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right.

        We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A Preferred Stock.

        To exercise the Change of Control Conversion Right, the holders of Series A Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

  •
  the relevant Change of Control Conversion Date;

  •
  the number of shares of Series A Preferred Stock to be converted; and

  •
  that the Series A Preferred Stock is to be converted pursuant to the applicable provisions of the Series A Preferred Stock.

        The "Change of Control Conversion Date" is the date selected by us on which the Series A Preferred Stock is to be converted, which will be a business day that is no fewer than 25 days nor more than 40 days after the date on which we provide the notice described above to the holders of Series A Preferred Stock.

        The "Common Stock Price" will be (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock on the principal U.S. securities exchange on which our common stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid prices and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. securities exchange.

        Holders of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

  •
  the number of withdrawn shares of Series A Preferred Stock;

  •
  if certificated Series A Preferred Stock has been tendered for conversion, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and

  •
  the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.

        Notwithstanding the foregoing, if the Series A Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company, or DTC.

        Shares of Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series A Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date, in accordance with our optional redemption right or special optional redemption right. See "—Redemption" and "—Special Optional Redemption" above.

        We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

        In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into shares of our common stock. Notwithstanding any other provision of the Series A Preferred Stock, no holder of Series A Preferred Stock will be entitled to convert such Series A Preferred Stock into shares of our common stock or the Alternative Form Consideration to the extent that receipt of such common stock or the Alternative Form Consideration would cause such holder (or any other person) to violate any restrictions on ownership or transfer contained in our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock or the governing document of the surviving entity, as the case may be, unless we provide an exemption from this limitation for such holder. See "—Restrictions on Ownership and Transfer" below.

        The Change of Control conversion feature may make it more difficult for a party to take over our company or discourage a party from taking over our company. See "Risk Factors—The Change of Control conversion feature may not adequately compensate you and may make it more difficult for a party to take over our company or discourage a party from taking over our company."

        Except as provided above in connection with a Change of Control, the Series A Preferred Stock is not convertible into or exchangeable for any other securities or property.

No Maturity, Sinking Fund or Mandatory Redemption

        The Series A Preferred Stock has no maturity date and we are not required to redeem the Series A Preferred Stock at any time. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of the Series A Preferred Stock have a conversion right, such holders convert the Series A Preferred Stock into our common stock. The Series A Preferred Stock is not subject to any sinking fund.

Voting Rights

        Holders of shares of the Series A Preferred Stock generally do not have any voting rights, except as set forth below.

        Whenever dividends on the Series A Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive (which we refer to as a preferred dividend default), the number of directors then constituting our Board of Directors will automatically be increased by two and holders of Series A Preferred Stock, voting together as a single class with the holders of any other parity stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to serve on our board of directors (which we refer to as preferred stock directors) at a special meeting called by the holders of at least 20% of the outstanding shares of Series A Preferred Stock or the holders of at least 20% of outstanding shares of any such other class or series of parity stock if the request is received 90 or more days before the next annual meeting of stockholders, or, if the request is received less than 90 days prior to the next annual meeting of stockholders, at the next annual meeting of stockholders or, at our sole discretion, a separate special meeting of stockholders to be held no later than 90 days after our receipt of such request, and thereafter at each subsequent annual meeting of stockholders until all dividends accumulated on the Series A Preferred Stock for the past dividend periods have been paid or declared and set aside for payment in full. The preferred stock directors will be elected by a plurality of the votes cast by the holders of the Series A Preferred Stock and the holders of all other classes or series of parity stock upon which like voting rights have been conferred and are exercisable (voting together as a single class) to serve until our next annual meeting of stockholders and until their successors are duly elected and qualify or until such directors' right to hold the office terminates as described below, whichever occurs earlier.

        If and when all accumulated dividends in arrears for all past dividend periods on the Series A Preferred Stock shall have been paid in full or declared and a sum sufficient for such payment in full is set aside for payment, the holders of shares of Series A Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and, unless preferred stock upon which like voting rights have been conferred and are exercisable remain outstanding and entitled to vote in the election of such preferred stock directors, the term and office of such preferred stock directors so elected will immediately terminate and the entire board of directors will be reduced accordingly.

        Any preferred stock director elected by holders of shares of Series A Preferred Stock and other holders of preferred stock upon which like voting rights have been conferred and are exercisable may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable). So long as a preferred dividend default continues, any vacancy in the office of a preferred stock director may be filled by written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of the outstanding shares of Series A Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable). The preferred stock directors shall each be entitled to cast one vote on any matter before the Board.

        In addition, so long as any shares of Series A Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock together with each other class or series of preferred stock ranking on parity with Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up of our affairs and upon which like voting rights have been conferred and are exercisable (voting as a single class):

  •
  authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to payment of dividends, or the distribution of assets upon our liquidation, dissolution or winding up of our affairs, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security exchangeable for or convertible into or evidencing the right to purchase any such shares; or

  •
  amend, alter or repeal the provisions of our charter, including the terms of the Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of substantially all of the company's assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock, except that with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the Series A Preferred Stock remains outstanding with the terms of the Series A Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, the company may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of shares of the Series A Preferred Stock receive shares of stock with the rights, preferences, privileges and voting powers substantially the same as those of the Series A Preferred Stock pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above.

        Holders of shares of Series A Preferred Stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any increase in the number of authorized shares of Series A Preferred Stock or the creation or issuance of any other class or series of capital stock (including the Series A Preferred Stock), or any increase in the number of authorized shares of any other class or series of capital stock, in each case ranking on parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

        Holders of shares of Series A Preferred Stock will not have any voting rights with respect to, and the consent of the holders of shares of Series A Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock, except as set forth above.

        In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding shares of Series A Preferred Stock.

        In any matter in which Series A Preferred Stock may vote (as expressly provided in the articles supplementary setting forth the terms of the Series A Preferred Stock), each share of Series A Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference. As a result, each share of Series A Preferred Stock will be entitled to one vote. If the Series A Preferred Stock and any other parity stock are entitled to vote together as a single class on any matter, the holders of each will vote in proportion to their respective liquidation preferences.

Restrictions on Ownership and Transfer

        In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        Our charter contains restrictions on the ownership and transfer of shares of our capital stock which are intended to assist us in complying with these requirements and continuing to qualify as a REIT. Among other restrictions on ownership and transfer, our charter and the articles supplementary establishing the terms of the Series A Preferred Stock provide that, subject to certain exceptions, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, subject to limited exceptions, more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our Series A Preferred Stock or more than 9.8% (by value) of our outstanding capital stock. For a further description of certain of the restrictions on ownership and transfer of all series and classes of shares of our capital stock, see "Restrictions on Ownership and Transfer" in the accompanying prospectus.

Transfer Agent

        The transfer agent and registrar for the Series A Preferred Stock is American Stock Transfer & Trust Company, LLC.

Book-Entry Procedures

        The Series A Preferred Stock will only be issued in the form of global securities held in book-entry form. DTC or its nominee will be the sole registered holder of the Series A Preferred Stock. Owners of beneficial interests in the Series A Preferred Stock represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of other interests, including any right to convert or require repurchase of their interests in the Series A Preferred Stock, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the Series A Preferred Stock under the global securities or the articles supplementary. We and any of our agents may treat DTC as the sole holder and registered owner of the global securities.

        DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Uniformed Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        The Series A Preferred Stock, represented by one or more global securities, will be exchangeable for certificated securities with the same terms only if:

  •
  DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; or

  •
  we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS OF OUR SERIES A PREFERRED STOCK

        The following summary describes the principal U.S. federal income tax consequences to you of purchasing, owning and disposing of our Series A Preferred Stock. This summary deals only with Series A Preferred Stock held as a "capital asset" (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under U.S. federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

  •
  financial institutions, banks and thrifts;

  •
  insurance companies;

  •
  tax-exempt organizations, except to the extent specifically set forth below;

  •
  S corporations;

  •
  traders in securities that elect to mark to market;

  •
  partnerships, pass-through entities and persons holding our Series A Preferred Stock through a partnership or pass-through entity;

  •
  stockholders subject to the alternative minimum tax;

  •
  regulated investment companies and REITs;

  •
  foreign persons or entities, except to the extent specifically set forth below;

  •
  broker-dealers or dealers in securities or currencies;

  •
  United States expatriates;

  •
  persons holding our Series A Preferred Stock as a hedge against currency risks or as a position in a straddle; or

  •
  U.S. stockholders (as defined below) whose functional currency is not the United States dollar.

        If a partnership holds our Series A Preferred Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Series A Preferred Stock, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of such stock.

        If you are considering purchasing our Series A Preferred Stock, you should consult your tax advisors concerning the application of U.S. federal income tax laws to your particular situation as well as any consequences of the purchase, ownership, conversion and disposition of such stock arising under the laws of any state, local or foreign taxing jurisdiction.

        When we use the term "U.S. stockholder," we mean a holder of shares of our Series A Preferred Stock who, for U.S. federal income tax purposes, is:

  •
  a citizen or resident of the United States;

  •
  a corporation, including an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if (i) a United States court can exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has validly elected to be treated as a United States person.

        If you hold shares of our Series A Preferred Stock and are not a U.S. stockholder, you are a "non-U.S. stockholder" for purposes of the summary.

Taxation of Taxable U.S. Stockholders Generally

        Distributions Generally.    Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax discussed below, will be taxable to our taxable U.S. stockholders as ordinary income when actually or constructively received. As long as we qualify as a REIT, these distributions will not be eligible for the dividends received deduction in the case of U.S. stockholders that are corporations. Dividends paid by us generally are also not eligible for the reduced rate on corporate dividends, except to the extent certain holding periods are met and our dividends are attributable to dividends we receive from taxable corporations (such as our taxable REIT subsidiary) or to income that was subject to tax at the corporate level. For purposes of determining whether distributions to holders of our Series A Preferred Stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock (including the Series A Preferred Stock) and then to our outstanding common stock.

        To the extent that we make distributions on our Series A Preferred Stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. stockholder. This treatment will reduce the U.S. stockholder's adjusted tax basis in its shares of Series A Preferred Stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. stockholder's adjusted tax basis in its Series A Preferred Stock will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the U.S. stockholder held the shares for more than one year.

        Dividends we declare in October, November or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

        If we do not pay a dividend on the Series A Preferred Stock as of the date on which it first becomes payable, then the accretion of the unpaid dividend may be taxable. We urge you to consult your tax advisor regarding the consequences of any such accretion.

        Capital Gain Dividends.    Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as a gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our Series A Preferred Stock and our other classes of stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of our Series A Preferred Stock and our other classes of stock, respectively, for the year bear to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our stock for the year. Long-term capital gains derived by noncorporate U.S. stockholders are generally eligible for taxation at reduced rates. The deductibility of capital losses is subject to limitations.

        Passive Activity Losses and Investment Interest Limitations.    Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any "passive losses" against this income or gain. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, described in "—Tax Rates" below, as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

        Retention of Net Capital Gains.    We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. stockholder generally would:

  •
  include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

  •
  be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder's long-term capital gains;

  •
  receive a credit or refund for the amount of tax deemed paid by it;

  •
  increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

  •
  in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

        Adjustments to Conversion Rate.    The conversion rate of our Series A Preferred Stock is subject to adjustment under specified circumstances. In certain circumstances, U.S. stockholders who hold our Series A Preferred Stock may be deemed to have received a distribution of or with respect to our common stock if and to the extent that the conversion rate is adjusted, resulting in ordinary income to the extent of our current and accumulated earnings and profits. In addition, the failure to provide for such an adjustment may also result in a deemed distribution to U.S. stockholders who hold our Series A Preferred Stock. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the Series A Preferred Stock generally will not be deemed to result in a constructive distribution. The tax consequences of the receipt of a distribution from us are described above under "—Distributions Generally."

        Disposition of Our Series A Preferred Stock.    If a U.S. stockholder sells or disposes of shares of our Series A Preferred Stock, except as set forth below under "—Redemption or Repurchase by Us," it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other taxable disposition and the U.S. stockholder's adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the U.S. stockholder has held the Series A Preferred Stock for more than one year. However, if a U.S. stockholder recognizes loss upon the sale or other disposition of Series A Preferred Stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. stockholder received distributions from us which were required to be treated as long-term capital gains. The deductibility of capital losses is subject to limitations.

        Redemption or Repurchase by Us.    A redemption or repurchase of shares of our Series A Preferred Stock will be treated under Section 302 of the Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase will be treated as a sale or exchange if it:

  •
  is "substantially disproportionate" with respect to the U.S. stockholder;

  •
  results in a "complete termination" of the U.S. stockholder's stock interest in us; or

  •
  is "not essentially equivalent to a dividend" with respect to the U.S. stockholder,

all within the meaning of Section 302(b) of the Code.

        In determining whether any of these tests have been met, shares of capital stock, including Series A Preferred Stock, our common stock and other equity interests in us, considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. stockholder, generally must be taken into account. To the extent shares of our Series A Preferred Stock are widely held and publicly traded at any time, if any, that we repurchase shares of our Series A Preferred Stock, such repurchase generally will be treated as a sale or exchange if it results in a proportionate reduction of a non-controlling U.S. stockholder's right to participate in current earnings and accumulated surplus or to share in our net assets on liquidation. However, because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders are advised to consult their tax advisors to determine such tax treatment.

        If a redemption or repurchase of shares of our Series A Preferred Stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See "—Distributions Generally." A U.S. stockholder's adjusted basis in the redeemed or repurchased shares of the Series A Preferred Stock for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. stockholder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

        If a redemption or repurchase of shares of our Series A Preferred Stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under "—Disposition of Our Series A Preferred Stock."

        In addition, under certain circumstances, we may redeem or repurchase the Series A Preferred Stock for an amount greater than its issue price. We intend to take the position that the preferred stock is not issued with a redemption premium as a result of such rights, and that any payments of such additional amounts should be taxable to a U.S. stockholder of Series A Preferred Stock as described above. This position is based in part on the assumption that any such premium is solely in the nature of a penalty for premature redemption or, as of the issue date of the Series A Preferred Stock, the possibility that we will redeem or repurchase shares of Series A Preferred Stock is not "more likely than not" to occur within the meaning of applicable Treasury Regulations. However, the IRS may take a contrary position from that described above, which could affect the timing and character of a holder's income on the Series A Preferred Stock.

        Conversion of Our Series A Preferred Stock into Common Stock or Alternative Conversion Consideration.    Except as provided below, a U.S. stockholder generally will not recognize gain or loss upon the conversion of our Series A Preferred Stock into our common stock. Additionally, except as provided below, a U.S. stockholder's basis and holding period in the common stock received upon conversion generally will be the same as those of the converted Series A Preferred Stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash).

        Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the Series A Preferred Stock for more than one year.

        In addition, if a U.S. stockholder receives Alternative Conversion Consideration (in lieu of shares of our common stock) in connection with the conversion of the stockholder's shares of Series A Preferred Stock, the tax treatment of the receipt of any such Alternative Conversion Consideration will depend on the nature of the consideration and the structure of the transaction that gives rise to the relevant Change of Control, and it may be a taxable exchange. U.S. stockholders converting their shares of Series A Preferred Stock should consult their tax advisors regarding the U.S. federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon any such conversion.

        Backup Withholding.    We report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder comes within certain exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's U.S. federal income tax liability, provided the required information is furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See "—Taxation of Non-U.S. Stockholders."

Taxation of Tax-Exempt Stockholders

        Dividend income from us and gain arising upon a sale of shares of our Series A Preferred Stock generally will not be unrelated business taxable income to a tax-exempt stockholder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt stockholder holds its shares as "debt-financed property" within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, "debt-financed property" is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

        For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts or if such REIT is not "predominantly held" by "qualified trusts." As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because our common stock is publicly traded and we expect our Series A Preferred Stock will be publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Stockholders

        The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our Series A Preferred Stock by non-U.S. stockholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state local or foreign tax consequences that may be relevant to a non-U.S. stockholder in light of its particular circumstances. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the purchase, ownership, and disposition or conversion of shares of our Series A Preferred Stock, including any reporting requirements.

        Distributions Generally.    Distributions on our Series A Preferred Stock that are neither attributable to gain from sales or exchanges by us of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. stockholder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. stockholders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-U.S. stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        Except with respect to certain distributions attributable to the sale of United States real property interests as described below, we expect to withhold United States income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless:

  (1)
  a lower treaty rate applies and the non-U.S. stockholder provides us with an IRS Form W-8BEN or another appropriate version of IRS Form W-8 evidencing eligibility for that reduced treaty rate; or

  (2)
  the non-U.S. stockholder provides us with an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. stockholder's trade or business.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distributions do not exceed the adjusted basis of the non-U.S. stockholder's Series A Preferred Stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the adjusted basis of a non-U.S. stockholder's Series A Preferred Stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below under "—Disposition of Our Series A Preferred Stock." Our earnings and profits will be allocated first to our outstanding preferred stock (including the Series A Preferred Stock) and then to our outstanding common stock. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

        In general, the rules applicable to distributions to non-U.S. stockholders discussed above are also applicable to deemed distributions to non-U.S. stockholders. See "—Taxation of Taxable U.S. Stockholders Generally—Adjustments to Conversion Rate."

        If we do not pay a dividend on the Series A Preferred Stock as of the date on which it first becomes payable, then the accretion of the unpaid dividend may also be taxable. We urge you to consult your tax advisor regarding the consequences of any such accretion.

        Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.    Distributions to a non-U.S. stockholder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

  (1)
  the investment in our stock is treated as effectively connected with the non-U.S. stockholder's United States trade or business (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. stockholder), in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

  (2)
  the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's U.S. source capital gains.

        Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of United States real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. stockholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. stockholders would thus generally be taxed at the same rates applicable to U.S. stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 35% of any distribution to non-U.S. stockholders that is designated as a capital gain dividend or, if greater, 35% of a distribution to non-U.S. stockholders that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. stockholder's United States federal income tax liability. However, any distribution with respect to any class of stock which is "regularly traded" on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions will be treated as ordinary dividend distributions.

        Retention of Net Capital Gains.    Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their United States federal income tax liability their proportionate share of the tax paid by us on such retained capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual United States federal income tax liability.

        Disposition of Our Series A Preferred Stock.    Gain recognized by a non-U.S. stockholder upon the sale or other taxable disposition of our Series A Preferred Stock generally will not be subject to United States taxation unless such stock constitutes a "United States real property interest," or USRPI, within the meaning of FIRPTA. Our stock will not constitute a USRPI so long as we are a "domestically controlled qualified investment entity." A "domestically controlled qualified investment entity" includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot guarantee, that we have been a "domestically controlled qualified investment entity." Even if we have been a "domestically controlled qualified investment entity," because most of our capital stock is publicly traded, no assurance can be given that we will continue to be a "domestically controlled qualified investment entity."

        Notwithstanding the foregoing, gain from the sale or other taxable disposition of our Series A Preferred Stock not otherwise subject to FIRPTA will be taxable to a non-U.S. stockholder if either (a) the investment in our Series A Preferred Stock is treated as effectively connected with the non-U.S. stockholder's United States trade or business and, if certain tax treaties apply, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. stockholder or (b) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our Series A Preferred Stock (subject to the 5% exception applicable to "regularly traded" stock described above under "—Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests"), a non-U.S. stockholder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. stockholder (1) disposes of our Series A Preferred Stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock within 30 days after such ex-dividend date.

        Even if we do not qualify as a "domestically controlled qualified investment entity" at the time a non-U.S. stockholder sells our Series A Preferred Stock, gain arising from the sale or other taxable disposition by a non-U.S. stockholder of such stock would not be subject to United States taxation under FIRPTA as a sale of a USRPI if:

  (1)
  such class of stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

  (2)
  such non-U.S. stockholder owned, actually and constructively, 5% or less of such class of our stock throughout the five-year period ending on the date of the sale or exchange.

        We expect, but cannot assure you, that our Series A Preferred Stock will be "regularly traded" on an established securities market. If our Series A Preferred Stock is not so traded, although the matter is not clear, gain arising from the sale or other taxable disposition by a non-U.S. stockholder of our Series A Preferred Stock may not be subject to United States taxation under FIRPTA as a sale of a USRPI, if our common stock is part of a class of stock that is "regularly traded" on an established securities market and the applicable non-United States stockholder has not, at the time it acquires the Series A Preferred Stock, and at certain other times described in the applicable Treasury Regulations, directly, indirectly or constructively, held Series A Preferred Stock (and in certain cases other direct or indirect interests in our stock) that had a fair market value in excess of 5% of the fair market value of all of our outstanding common stock. Holders should consult their tax advisors regarding the application of the FIRPTA rules to an investment in our Series A Preferred Stock.

        If gain on the sale or other taxable disposition of our Series A Preferred Stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale or other taxable disposition of our stock is subject to tax under FIRPTA, the purchaser of the stock would be required to withhold and remit to the IRS 10% of the gross purchase price unless an exception applies.

        Conversion of Series A Preferred Stock into Common Stock or Alternative Conversion Consideration.    Except as provided below, a non-U.S. stockholder generally will not recognize gain or loss upon the conversion of our Series A Preferred Stock into our common stock, provided our Series A Preferred Stock does not constitute a USRPI. Even if our Series A Preferred Stock does constitute a USRPI, provided our common stock also constitutes a USRPI in the non-U.S. stockholder's hands and certain other requirements are met, the non-U.S. stockholder generally will not recognize gain or loss upon a conversion of our Series A Preferred Stock into our common stock. Except as provided below, a non-U.S. stockholder's basis and holding period in the common stock received upon conversion will be the same as those of the converted Series A Preferred Stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash).

        Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share. See "—Disposition of Our Series A Preferred Stock."

        If a non-U.S. stockholder receives Alternative Conversion Consideration (in lieu of shares of our common stock) in connection with the conversion of the stockholder's shares of Series A Preferred Stock, the tax treatment of the receipt of any such Alternative Conversion Consideration will depend on the nature of the consideration and the structure of the transaction that gives rise to the relevant Change of Control, and it may be a taxable exchange. Non-U.S. stockholders converting their shares of Series A Preferred Stock should consult their tax advisors regarding the U.S. federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon any such conversion.

        Backup Withholding and Information Reporting.    Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder's name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder's country of residence.

        Payments of dividends or of proceeds from the disposition of Series A Preferred Stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a United States person.

        Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

Withholding Taxes Relating to Foreign Accounts

        Withholding taxes may be imposed on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders who own Series A Preferred Stock through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. The legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our Series A Preferred Stock paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner or (iii) the foreign financial institution or non-financial foreign entity is otherwise exempt from these rules. If the payee is a foreign financial institution subject to the obligations described in clause (i) above, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Although these withholding obligations would currently apply to payments made in respect of the Series A Preferred Stock after December 31, 2012, proposed Treasury Regulations provide that the withholding obligations will generally apply to payments of dividends made after December 31, 2013 and payments of gross proceeds from a sale or other disposition of stock after December 31, 2014. Such Treasury Regulations are not effective until finalized, and there can be no assurance that the proposed Treasury Regulations will be finalized or will not be revised. Prospective investors should consult their tax advisors regarding this legislation.

Other Tax Consequences

        State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. You should consult your tax advisor regarding the effect of state, local and foreign tax laws with respect to an investment in our Series A Preferred Stock.

UPDATED INFORMATION REGARDING U.S. FEDERAL INCOME TAX-RELATED DISCLOSURE IN BASE PROSPECTUS

        The following information supersedes the disclosure referenced below regarding specified U.S. federal income tax matters.

        Under the heading "FEDERAL INCOME TAX CONSIDERATIONS" on page 48 of the accompanying prospectus, the ninth sentence is hereby replaced with the following language:

        "Although we have requested private letter rulings from the IRS on certain matters, we have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court."

        Under the heading "FEDERAL INCOME TAX CONSIDERATIONS—Taxation of Our Company—General" on page 49 of the accompanying prospectus, the last sentence of the first paragraph is hereby deleted.

        Under the heading "FEDERAL INCOME TAX CONSIDERATIONS—Taxation of Our Company—General," the first sentence of the fifth paragraph on page 50 of the accompanying prospectus is hereby replaced with the following language:

        "Ninth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our initial basis in the asset is less than the fair market value of the asset at the time we acquire the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset."

        Under the heading "FEDERAL INCOME TAX CONSIDERATIONS—Taxation of Our Company—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies—Allocations of Income, Gain, Loss and Deduction" on page 61 of the accompanying prospectus, the second and third sentences are hereby replaced with the following language:

        "In general, the net income and net loss of our operating partnership will be allocated in a manner such that the capital account of each unitholder, including our company, will be equal, as nearly as possible and after making certain adjustments, to the amount that would be distributed to such unitholder if our operating partnership liquidated."

        The language under the heading "FEDERAL INCOME TAX CONSIDERATIONS—Federal Income Tax Considerations for Holders of Our Common Stock—Taxation of Non-U.S. Stockholders—Foreign Accounts" on page 69 of the accompanying prospectus is hereby replaced with the following language:

        "Withholding taxes may be imposed on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders who own our capital stock through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. The legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our capital stock paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner or (iii) the foreign financial institution or non-financial foreign entity is otherwise exempt from these rules. If the payee is a foreign financial institution subject to the obligations described in clause (i) above, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Although these withholding obligations would currently apply to payments made in respect of our capital stock after December 31, 2012, proposed Treasury Regulations provide that the withholding obligations will generally apply to payments of dividends made after December 31, 2013 and payments of gross proceeds from a sale or other disposition of stock after December 31, 2014. Such Treasury Regulations are not effective until finalized, and there can be no assurance that the proposed Treasury Regulations will be finalized or will not be revised. Prospective investors should consult their tax advisors regarding this legislation."

        The following information is generally applicable to the disclosure regarding specified U.S. federal income tax matters.

        In 2011, we acquired an interest in a second taxable REIT subsidiary.

 UNDERWRITING

        Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of Series A Preferred Stock set forth opposite the underwriter's name.

Underwriter	Number of Shares
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
RBC Capital Markets, LLC
Credit Suisse Securities (USA) LLC

KeyBanc Capital Markets Inc.

Total

        The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

        Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $            per share. The underwriters may allow, and dealers may reallow, a concession not to exceed $            per share on sales to other dealers. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        If the underwriters sell more shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to        additional shares of Series A Preferred Stock at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter's initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

        We have agreed not to, directly or indirectly (i) offer for sale, sell, contract to sell, pledge or otherwise dispose of any of our preferred securities or securities convertible or exchangeable for our preferred securities, or sell or grant options, rights or warrants with respect to any preferred securities or securities convertible or exchangeable for preferred securities, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such preferred securities, (iii) file or participate in the filing of a registration statement with respect to the registration of any of our preferred securities or securities convertible, exercisable or exchangeable into any of our preferred securities or (iv) publicly disclose the intention to do any of the foregoing, for a period of 30 days after the date of this prospectus supplement without the prior written consent of the representatives, subject to certain exceptions.

        We intend to apply to list our Series A Preferred Stock on the NYSE. If this application is approved, trading of our Series A Preferred Stock on the NYSE is expected to begin within 30 days following initial delivery of our Series A Preferred Stock. The underwriters have advised us that they intend to make a market in our Series A Preferred Stock prior to the commencement of trading on the NYSE. The underwriters will have no obligation to make a market in the shares, however, and may cease market making activities, if commenced, at any time.

        We expect that delivery of the Series A Preferred Stock will be made against payment thereof on or about                        , 2012, which will be the fifth business day following the pricing of the Series A Preferred Stock (such settlement cycle being herein referred to as "T + 5"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series A Preferred Stock on the date of pricing or the next business day will be required, by virtue of the fact that the Series A Preferred Stock initially will settle T + 5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Series A Preferred Stock who wish to trade the Series A Preferred Stock on the date of pricing of the Series A Preferred Stock or the next business day should consult their own advisor.

        The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option.

	No Exercise	Full Exercise
Per share	$	$
Total	$	$

        The expenses of the offering that are payable by us are estimated to be $0.3 million (excluding underwriting discount).

        In connection with the offering, the underwriters may purchase and sell shares of the Series A Preferred Stock in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

  •
  "Covered" short sales are sales of shares in an amount up to the number of shares represented by the underwriters' over-allotment option.

  •
  "Naked" short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters' over-allotment option.

  •
  Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

  •
  To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

  •
  Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        Affiliates of the underwriters are lenders under our revolving credit facility. In addition, an affiliate of KeyBanc Capital Markets Inc. is the administrative agent under, and KeyBanc Capital Markets Inc. and RBC Capital Markets, LLC were the joint lead arrangers and joint book running managers for, our revolving credit facility. We intend to use a portion of the net proceeds from this offering to reduce borrowings under our revolving credit facility, which proceeds would be received by such affiliates of the underwriters. In the ordinary course of their business, the underwriters or their respective affiliates have also in the past performed, and may continue to perform, investment banking, broker dealer, financial advisory or other services for us, for which they have received, or may receive, customary fees and commissions.

        Furthermore, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. Any such short positions could adversely affect future trading prices of the Series A Preferred Stock offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus supplement may not be made to the public in that relevant member state other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For purposes of this provision, the expression an "offer of securities to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of Series A Preferred Stock to be offered so as to enable an investor to decide to purchase or subscribe for the shares of Series A Preferred Stock, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

        We have not authorized and do not authorize the making of any offer of shares of Series A Preferred Stock through any financial intermediary on our behalf, other than offers made by the underwriters with a view to the final placement of the shares of Series A Preferred Stock as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares of Series A Preferred Stock, other than the underwriters, is authorized to make any further offer of the shares on our behalf of us or the underwriters.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or Order, or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a "relevant person"). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Switzerland

        This document, as well as any other material relating to the shares which are the subject of the offering contemplated by this document, do not constitute an issue prospectus pursuant to Article 652a and/or Article 1156 of the Swiss Code of Obligations. The shares of Series A Preferred Stock will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The shares are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares with the intention to distribute them to the public. Any such investors will be individually approached by the underwriters from time to time. This document, as well as any other material relating to the shares, is personal and confidential and does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

        This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares which are the subject of the offering contemplated by this document may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorised financial adviser.

LEGAL MATTERS

        Certain legal matters will be passed upon for us by Latham & Watkins LLP, Washington, District of Columbia. Certain matters of Maryland law, including the validity of the Series A Preferred Stock offered hereby, will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, New York, New York.

EXPERTS

        The consolidated balance sheets of CoreSite Realty Corporation as of December 31, 2011 and 2010, and the related consolidated statements of operations and cash flows for the year ended December 31, 2011, the period from September 28, 2010 through December 31, 2010, the period from January 1, 2010 through September 27, 2010, and the year ended December 31, 2009, and stockholders' equity and comprehensive income for each of the years in the three-year period ended December 31, 2011, the related financial statement schedule, Schedule III Real Estate and Accumulated Depreciation, and management's assessment of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement. The incorporated documents contain significant information about us, our business and our finances. Any statement contained in a document which is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 24, 2012;

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 filed on April 27, 2012, July 27, 2012 and November 2, 2012, respectively;

  •
  our Current Reports on Form 8-K, filed with the SEC on April 10, 2012, May 21, 2012, October 1, 2012 and December 4, 2012; and

  •
  our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2012.

        All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and the accompanying prospectus and prior to the termination of the offering of the Series A Preferred Stock covered under this prospectus supplement and the accompanying prospectus shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents.

        You may request a copy of these filings, at no cost, by contacting Derek McCandless, Senior Vice President and General Counsel and Secretary of CoreSite Realty Corporation, at 1050 17th Street, Suite 800, Denver, CO 80265 or by telephone at (866) 777-2673. You may also visit our website at www.coresite.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

PROSPECTUS

$800,000,000

CoreSite Realty Corporation

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Units

         We may from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

  •
  debt securities, which may consist of debentures, notes or other types of debt;

  •
  shares of common stock;

  •
  shares of preferred stock;

  •
  shares of preferred stock represented by depositary shares;

  •
  warrants to purchase shares of preferred stock, common stock or depositary shares;

  •
  rights to purchase shares of common stock; and

  •
  units consisting of two or more of the foregoing.

         We refer to the debt securities, common stock, preferred stock, depositary shares, warrants, rights and units registered hereunder collectively as the "securities" in this prospectus. The securities will have a maximum aggregate offering price of $800,000,000 or its equivalent in a foreign currency based on the exchange rate at the time of the sale, in amounts, at prices and on terms determined at the time of the offering of any such security.

         The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve the status of our company as a real estate investment trust, or REIT, for U.S. federal income tax purposes.

         The applicable prospectus supplement will also contain information, where applicable, about certain federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

         The securities may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled "Plan of Distribution" and "About this Prospectus" for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

         Our common stock currently trades on the New York Stock Exchange, or NYSE, under the symbol "COR." On October 17, 2011, the last reported sales price of our common stock on the NYSE was $14.38 per share.

         Investing in our securities involves risks. See "Risk Factors" on page 4 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 20, 2011.

        References in this prospectus to "we," "our," "us" and "our company" collectively refer to CoreSite Realty Corporation, a Maryland corporation, CoreSite, L.P., and any of our other subsidiaries. CoreSite, L.P. is a Delaware limited partnership of which we are the sole general partner and to which we refer in this prospectus as our operating partnership, and CoreSite Services, Inc., a Delaware corporation, is our taxable REIT subsidiary, or TRS.

        You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

 CORESITE REALTY CORPORATION

        We are an owner, developer and operator of strategically located data centers in some of the largest and fastest growing data center markets in the United States, including Los Angeles, the San Francisco Bay and Northern Virginia areas, Chicago and New York City. Our data centers feature advanced power, cooling and security systems, including twenty-four hours a day, seven days a week security staffing, and many are points of dense network interconnection. We are able to satisfy the full spectrum of our customers' data center requirements by providing data center space ranging in size from an entire building or large dedicated suite to a cage or cabinet. We lease our space to a broad and growing customer base ranging from enterprise customers to less space-intensive, more network-centric customers. Our operational flexibility allows us to selectively lease data center space to its highest and best use depending on customer demand, regional economies and property characteristics.

        The first data center in our portfolio was purchased in 2000 and since then we have continued to acquire, redevelop, develop and operate these types of facilities. Our properties are self-managed, including with respect to construction project management in connection with our redevelopment and development initiatives. As of June 30, 2011, our property portfolio included 11 operating data center facilities, one data center under construction and one development site, which collectively comprised over 2.0 million net rentable square feet, or NRSF, of which approximately 1.1 million NRSF represented existing data center space.

        The first data center in our portfolio was purchased in 2000 through an investment by a real estate fund affiliated with The Carlyle Group, or Carlyle. Since the acquisition of that data center, we have expanded our portfolio through additional investments by various Carlyle real estate funds or their affiliates. Although our data center portfolio has been owned by these various Carlyle real estate funds or their affiliates, all of our data centers have been operated or managed by our management team since they initially were acquired or developed.

        We are a fully integrated, self-administered, and self-managed real estate investment trust, or REIT. As the sole general partner of our operating partnership, we are engaged in the business of ownership, acquisition, construction and management of technology-related real estate.

        CoreSite Realty Corporation was formed as a Maryland corporation on February 17, 2010. While we initially elected to be treated as an S corporation for federal income tax purposes, we terminated our S corporation status shortly before completion of our initial public offering (thereby ending the S corporation tax year), elected to be a REIT for federal income tax purposes for our short taxable year ended on December 31, 2010 and intend to qualify as a REIT for federal income tax purposes for subsequent taxable years. We also conduct certain activities through our TRS, CoreSite Services, Inc., a Delaware corporation.

        Our corporate offices are located at 1050 17th Street, Suite 800, Denver, CO 80265. Our telephone number is (866) 777-2673. Our website is www.coresite.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any applicable prospectus supplement.

 RISK FACTORS

        Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this process, we may sell debt securities, common stock, preferred stock, depositary shares, warrants, rights and units in one or more offerings up to a total dollar amount of $800,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the applicable offering. Such prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        We may offer the securities directly, through agents, or to or through underwriters. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See "Plan of Distribution" for more information. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the public reference room of the SEC, 100 F Street, N.E., Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC's website, www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities registered hereby. This prospectus and any applicable prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any applicable prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any applicable prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, in any other document we subsequently file with the SEC that is also incorporated or deemed to be incorporated by reference in this prospectus or in the applicable prospectus supplement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. We incorporate by reference the following documents we filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 11, 2011;

  •
  our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2011, as amended on May 6, 2011;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2011 filed with the SEC on May 6, 2011 and August 5, 2011, respectively;

  •
  our Current Reports on Form 8-K or 8-K/A, as applicable, filed with the SEC on January 6, 2011, February 11, 2011, February 25, 2011, March 1, 2011, May 24, 2011 and August 15, 2011;

  •
  the description of our common stock included in our registration statement on Form 8-A filed with the SEC on September 21, 2010; and

  •
  all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the underlying securities.

        We also specifically incorporate by reference any documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement.

        To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

        We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request should be addressed in writing to CoreSite Realty Corporation, at 1050 17th Street, Suite 800, Denver, CO 80265 or by telephone at (866) 777-2673.

FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the information incorporated by reference herein or therein contain certain "forward-looking" statements that relate to our future performance and plans, results of operations, capital expenditures, acquisitions, divestitures and operating costs, which are made pursuant to the safe-harbor provisions of Section 21E of the Exchange Act and Section 27A of the Securities Act. Because these forward-looking statements involve numerous known and unknown risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. Forward-looking statements are based on management's beliefs, assumptions made by, and information currently available to, management that may be incorrect or imprecise and we may not be able to realize them. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could,"

"estimate," "expect," "intend," "may," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results.

        The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

  •
  the geographic concentration of our data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets;

  •
  fluctuations in interest rates and increased operating costs;

  •
  difficulties in identifying properties to acquire and completing acquisitions;

  •
  the significant competition in our industry and an inability to lease vacant space, renew existing leases or release space as leases expire;

  •
  lack of sufficient customer demand to realize expected returns on our investments to expand our property portfolio;

  •
  decreased revenue from costs and disruptions associated with any failure of our physical infrastructure or services;

  •
  our ability to lease available space to existing or new customers;

  •
  our failure to obtain necessary outside financing;

  •
  our failure to qualify or maintain our status as a REIT;

  •
  financial market fluctuations;

  •
  changes in real estate and zoning laws and increases in real property tax rates;

  •
  delays or disruptions in third-party network connectivity;

  •
  inability to renew net leases on the data center properties we lease; and    •    other factors affecting the real estate industry generally.

        Except as required by law, we do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus or to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this prospectus.

        Our success also depends upon economic trends generally, various market conditions and fluctuations and those other risk factors discussed under the heading "Risk Factors" herein and under the heading "Risk Factors" in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak as of the date of this prospectus or as of the dates indicated in the statements. All of our forward-looking statements, including those included and incorporated by reference in this prospectus, are qualified in their entirety by this statement. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

 USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we plan to contribute the net proceeds from any sale of the securities pursuant to this prospectus to our operating partnership. Our operating partnership will subsequently use the net proceeds received from us to potentially acquire or develop additional properties and for general corporate purposes, which may include payment of dividends, the repayment of existing indebtedness and capital expenditures for improvements to the properties in our portfolio. Pending application of cash proceeds, we will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities that are consistent with our intention to continue to qualify as a REIT for federal income tax purposes. Further details regarding the use of the net proceeds of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table sets forth our ratio of earnings (loss) to combined fixed charges and preferred dividends for us (referred to in the table as "The Company") for the six months ended June 30, 2011 and for the period from September 28, 2010 to December 31, 2010 and for our predecessor (referred to in the table as "The Predecessor"), for the period from January 1, 2010 to September 27, 2010 and for the years ending December 31, 2009, 2008, 2007 and 2006. For the purpose of computing the ratio of earnings to combined fixed charges and preferred dividends, and the amount of coverage deficiency, earnings (loss) have been calculated by adding fixed charges, excluding capitalized interest, to net income (loss). Fixed charges and preferred dividends consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, whether expensed or capitalized, preferred dividends and estimated interest within rental expense. This information below is given on an unaudited historical basis.

	The Company		The Predecessor
	Six Months Ended June 30, 2011	For the period from September 28, 2010 to December 31, 2010	For the period from January 1, 2010 to September 27, 2010(1)	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006(4)
Ratio of earnings (loss) to combined fixed charges(2)(3)	(0.95)	(2.11)	0.39	(0.71)	(2.18)	2.08	N/A

(1)
Our initial public offering was completed on September 28, 2010.

(2)
The Company and its Predecessor did not have any preferred stock outstanding for the periods presented.

(3)
The shortfall of earnings (loss) to combined fixed charges and preferred dividends for the Company for the six months ended June 30, 2011 and for the period from September 28, 2010 to December 31, 2010 was $11.8 million and $10.7 million, respectively, and for the Predecessor for the period from January 1, 2010 to September 27, 2010 and for the years ended December 31, 2009 and 2008 was $2.0 million, $7.3 million and $14.2 million, respectively.

(4)
The Predecessor acquired its first property in December 2006 and did not commence operations until 2007. Accordingly, the computation of earnings to combined fixed charges does not include operating results for the year ended December 31, 2006.

 DESCRIPTION OF DEBT SECURITIES

        This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We also will indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

        The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture carefully for provisions that may be important to you. Capitalized terms used in the summary and not defined in this prospectus have the meaning specified in the indenture.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officer's certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

        Each indenture will provide that we may, but need not, designate more than one trustee for the indenture, each with respect to one or more series of our debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee to different series of our debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee and, except as otherwise indicated in this prospectus, any action taken by a trustee may be taken by that trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

        Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:

  •
  the title of the debt securities;

  •
  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which we will pay the principal on the debt securities;

  •
  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

  •
  the place or places where principal of, premium and interest on the debt securities will be payable, where debt securities may be surrendered for registration of transfer and exchange and where notices or demands to or upon us relating to debt securities and the indenture may be served;

  •
  the terms and conditions upon which we may redeem the debt securities;

  •
  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

  •
  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

  •
  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

  •
  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

  •
  the currency of denomination of the debt securities;

  •
  the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

  •
  if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

  •
  the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

  •
  any provisions relating to any security provided for the debt securities;

  •
  any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

  •
  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

  •
  any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series;

  •
  a discussion of any material federal income tax consequences applicable to an investment in such debt securities;

  •
  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

  •
  any provisions relating to conversion of any debt securities, including if applicable, the conversion price, the conversion period, provisions as to whether conversion will be mandatory,

    at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if such debt securities are redeemed; and

  •
  whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof.

        In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the officer's certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities or the amount of cash to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

        We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.

        Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

        So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

        We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

        We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

        We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street name," and will be the responsibility of those participants.

        We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

        We have obtained the foregoing information concerning the depositary and the depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

  •
  we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

  •
  certain other conditions are met.

Events of Default

        Event of default means, with respect to any series of debt securities, any of the following:

  •
  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

  •
  default in the payment of principal of or premium on any debt security of that series when due and payable;

  •
  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

  •
  certain events of bankruptcy, insolvency or reorganization of our company; and

  •
  any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

        No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  •
  that holder previously has given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

  •
  the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

  •
  reduce the amount of debt securities whose holders must consent to an amendment or waiver;

  •
  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

  •
  reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

  •
  reduce the principal amount of discount securities payable upon acceleration of maturity;

  •
  waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

  •
  make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

  •
  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or     •    waive a redemption payment with respect to any debt security.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium or any interest on, any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service, or IRS, a ruling or, since the date of execution of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

  •
  we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

  •
  any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

        The conditions include:

  •
  depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

  •
  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

        Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

        "Foreign Government Obligations" means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

  •
  direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

  •
  obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

 DESCRIPTION OF COMMON STOCK

General

        This prospectus describes the general terms of our common stock. For a more detailed description of these securities, you should read the applicable provisions of the Maryland General Corporation Law, or MGCL, and our charter and bylaws. When we offer to sell a particular class or series of stock, we will describe the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of stock, you must refer to both the prospectus supplement relating to that class or series and the description of stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

        Our charter provides that we may issue up to 100,000,000 shares of common stock, par value $0.01 per share, or common stock. Our charter authorizes our board of directors, with the approval of a majority of the entire board and without any action by our stockholders, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of authorized shares of stock of any class or series. As of September 26, 2011, there were 19,850,442 shares of our common stock issued and outstanding.

        Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

        All shares of our common stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock if, as and when authorized by our board of directors out of assets legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company.

        Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

        Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights, and have no preemptive rights to subscribe for any of our securities. Our charter provides that stockholders generally have no appraisal rights unless our board of directors determines prospectively that appraisal rights will apply to one or more transactions in which holders of our common stock would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, shares of our common stock will have equal dividend, liquidation and other rights.

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless such action is advised by its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Under the MGCL, the term "substantially all of the company's assets" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Our charter provides that the foregoing items may be approved by a majority of all the votes entitled to be cast on the matter. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons, including a subsidiary, if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. In addition, operating assets may be held by a corporation's subsidiaries, as in our situation, and these subsidiaries may be able to transfer all or substantially all of such assets without a vote of the parent corporation's stockholders.

        Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of stock, to establish the designation and number of shares of each such class or series and to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common Stock

        We believe that the power of our board of directors to amend our charter to increase the number of authorized shares of stock, to cause us to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Restrictions on Ownership and Transfer

        To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our common stock. See "Restrictions on Ownership and Transfer" beginning on page 27.

Transfer Agent and Registrar

        The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company, LLC.

 DESCRIPTION OF PREFERRED STOCK

General

        This prospectus describes the general terms of our preferred stock. For a more detailed description of these securities, you should read the applicable provisions of the MGCL and our charter and bylaws. When we offer to sell a particular class or series of stock, we will describe the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of stock, you must refer to both the prospectus supplement relating to that class or series and the description of stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

        Our charter provides that we may issue up to 20,000,000 shares of preferred stock, par value $0.01 per share, or preferred stock. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without any action of our stockholders, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of authorized shares of any class or series.

        Our charter authorizes our board of directors to classify and reclassify from time to time any unissued shares of preferred stock or common stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to establish the number of shares in each class or series and to set, subject to the provisions of our charter regarding the restrictions on transfer of stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of our common stock. Our board of directors could establish a series of preferred stock that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our common stock or otherwise be in the best interest of the holders thereof. Management believes that the availability of preferred stock provides the company with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs that might arise.

        The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series, including a prospectus supplement providing that preferred stock may be issuable upon the exercise of warrants we issue. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

        Under Maryland law, stockholders are generally not personally liable for our debts or obligations solely as a result of their status as stockholders.

        The preferences and other terms of the preferred stock of each class or series will be fixed by the articles supplementary relating to such class or series. A prospectus supplement, relating to each class or series, will specify the terms of the preferred stock as follows:

  •
  the designation and stated value of the preferred stock;

  •
  the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

  •
  the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

  •
  whether the dividends on the preferred stock are cumulative or not and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

  •
  the provision for a sinking fund, if any, for the preferred stock;

  •
  the provision for redemption, if applicable, of the preferred stock;

  •
  any listing of the preferred stock on any securities exchange;

  •
  preemptive rights, if any;

  •
  the terms and conditions, if applicable, upon which the preferred stock will be converted into our common stock, including the conversion price (or manner of calculation thereof);

  •
  a discussion of any material federal income tax consequences applicable to an investment in the preferred stock;

  •
  any limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company;

  •
  any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  any voting rights, if any, of the preferred stock; and

  •
  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank: (1) senior to all classes or series of our common stock, and to any other class or series of our stock expressly designated as ranking junior to the preferred stock; (2) on parity with any class or series of our stock expressly designated as ranking on parity with the preferred stock; and (3) junior to any other class or series of our stock expressly designated as ranking senior to the preferred stock.

Conversion Rights

        The terms and conditions, if any, upon which any shares of any class or series of preferred stock are convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of our common stock into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

Power to Increase Authorized Stock and Issue Additional Shares of Our Preferred Stock

        Our board of directors has the power, without stockholder approval, to amend our charter to increase the number of authorized shares of stock, to cause us to issue additional authorized but unissued shares of our preferred stock and to classify or reclassify unissued shares of our preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock. The additional classes or series will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Restrictions on Ownership and Transfer

        To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, we have adopted certain restrictions relating to the ownership and transfer of our stock. We expect to adopt similar restrictions with respect to any class or series offered pursuant to this prospectus under the articles supplementary for each such class or series. The applicable prospectus supplement will specify any additional ownership limitation relating to such class or series. See "Restrictions on Ownership and Transfer."

 DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. Each depositary share will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among us, the depositary and the holders of the certificates representing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of the terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, our charter and the form of articles supplementary for the applicable class or series of preferred stock.

Dividends

        The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts, subject to any withholding tax obligations, in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

        No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock transferred to a trust for the benefit of one or more charitable beneficiaries. See "Restrictions on Ownership and Transfer."

Liquidation Preference

        In the event of the liquidation, dissolution or winding up of the affairs of our company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the applicable prospectus supplement.

Redemption

        If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

        Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

        Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares represented thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder represent a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt representing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts representing depositary shares therefor.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt representing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt representing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

        The deposit agreement will be permitted to be terminated by us upon not less than 30 days prior written notice to the applicable depositary if (1) such termination is necessary to preserve our status as a REIT or (2) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares represented by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (a) all outstanding depositary shares thereunder shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of our company and such distribution shall have been distributed to the holders of depositary receipts representing the depositary shares representing such preferred stock or (c) each share of the related preferred stock shall have been converted into stock of our company not so represented by depositary shares.

Restrictions on Ownership and Transfer

        To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, we have adopted certain restrictions relating to the ownership and transfer of our stock. We expect to adopt similar restrictions with respect to any series of preferred stock represented by the applicable series of depositary shares offered pursuant to this prospectus under the articles supplementary for each such class or series of preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to such depositary shares. See "Restrictions on Ownership and Transfer."

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares represented by such depositary receipt if such charges are not paid. The applicable prospectus supplement will include information with respect to fees and charges, if any, in connection with the deposit or substitution of the underlying securities, the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the underlying security, and the transferring, splitting or grouping of receipts. The applicable prospectus supplement will also include information with respect to the right to collect the fees and charges, if any, against dividends received and deposited securities.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all notices, reports and proxy soliciting material from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any notices, reports and proxy soliciting material received from us which are received by the depositary as the holder of preferred stock. The applicable prospectus supplement will include information about the rights, if any, of holders of receipts to inspect the transfer books of the depositary and the list of holders of receipts.

        Neither the depositary nor our company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of our company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Our company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

        In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, common stock, preferred stock or depositary shares and may issue warrants independently or together with debt securities, common stock, preferred stock or depositary shares or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

        The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Debt Warrants

        The applicable prospectus supplement will describe the terms of the debt warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

  •
  the title of the debt warrants;

  •
  the aggregate number of the debt warrants outstanding;

  •
  the price or prices at which the debt warrants will be issued;

  •
  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

  •
  the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

  •
  the date, if any, on and after which the debt warrants and the related securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the debt securities may be purchased upon exercise;

  •
  the provisions, if any, for changes to or adjustments in the exercise price;

  •
  the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

  •
  the minimum or maximum amount of debt warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of certain material federal income tax considerations applicable to an investment in the debt warrants; and

  •
  any other terms of the debt warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders, and will not be entitled to payments of principal, premium or interest on, the securities purchasable upon the exercise of debt warrants.

Equity Warrants

        The applicable prospectus supplement will describe the terms of the warrants to purchase depositary shares, common stock or preferred stock, or equity warrants, in respect of which this prospectus is being delivered, including, where applicable, the following:

  •
  the title of the equity warrants;

  •
  the aggregate number of the equity warrants outstanding;

  •
  the price or prices at which the equity warrants will be issued;

  •
  the type and number of securities purchasable upon exercise of the equity warrants;

  •
  the date, if any, on and after which the equity warrants and the related securities will be separately transferable;

  •
  the price at which each security purchasable upon exercise of the equity warrants may be purchased;

  •
  the provisions, if any, for changes to or adjustments in the exercise price;

  •
  the date on which the right to exercise the equity warrants shall commence and the date on which such right shall expire;

  •
  the minimum or maximum amount of equity warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  any anti-dilution protection;

  •
  a discussion of certain material federal income tax considerations applicable to an investment in the equity warrants; and

  •
  any other terms of the equity warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

        Equity warrant certificates will be exchangeable for new equity warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their equity warrants, holders of equity warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the depositary shares, common stock or preferred stock purchasable upon such exercise may be entitled.

        Except as provided in the applicable prospectus supplement, the exercise price and the number of depositary shares, shares of common stock or shares of preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to the holders of the underlying common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of the underlying common stock or preferred stock, as the case may be. In lieu of adjusting the number of shares purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of depositary shares, shares of common stock or shares of preferred stock into which each equity warrant was exercisable immediately prior to the particular triggering event.

Restrictions on Ownership and Transfer

        To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, we have adopted certain restrictions relating to the ownership and transfer of our stock. We expect to adopt similar restrictions with respect to any series or class of stock underlying the equity warrants offered pursuant to this prospectus under the articles supplementary or charter, as applicable, for each such class or series of stock. The applicable prospectus supplement will specify any additional ownership limitation relating to such equity warrants. See "Restrictions on Ownership and Transfer."

Exercise of Warrants

        Each warrant will entitle the holder to purchase for cash such number of debt securities, depositary shares, shares of common stock or shares of preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

        Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants that are represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

 DESCRIPTION OF RIGHTS

        We may issue rights to our stockholders to purchase shares of our common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The statements made in this section relating to the rights are summaries only. These summaries are not complete. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable rights agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

        We will provide in a prospectus supplement the following terms of the rights being issued:

  •
  the date of determining the stockholders entitled to the rights distribution;

  •
  the aggregate number of shares of common stock purchasable upon exercise of the rights;

  •
  the exercise price;

  •
  the aggregate number of rights issued;

  •
  the date, if any, on and after which the rights will be separately transferable;

  •
  the date on which the right to exercise the rights will commence, and the date on which the right will expire;

  •
  a discussion of any material federal income tax considerations applicable to an investment in the rights; and

  •
  any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Restrictions on Ownership and Transfer

        To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, we have adopted certain restrictions relating to the ownership and transfer of our common stock, which rights to purchase such shares of common stock are offered pursuant to this prospectus. The applicable prospectus supplement will specify any additional ownership limitation relating to such rights. See "Restrictions on Ownership and Transfer."

Exercise of Rights

        Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

        Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

 DESCRIPTION OF UNITS

        We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only. These summaries are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

        When we issue units, we will provide in a prospectus supplement the following terms of the units being issued:

  •
  the title of any series of units;

  •
  identification and description of the separate constituent securities comprising the units;

  •
  the price or prices at which the units will be issued;

  •
  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

  •
  information with respect to any book-entry procedures;

  •
  a discussion of any material federal income tax considerations applicable to an investment in the units; and

  •
  any other terms of the units and their constituent securities.

 RESTRICTIONS ON OWNERSHIP AND TRANSFER

        The following summary with respect to restrictions on ownership and transfer of our stock (including warrants and rights to acquire our stock) sets forth certain general terms and provisions of our charter documents to which any prospectus supplement may relate. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our charter documents, as amended and supplemented from time to time, including any articles supplementary relating to any issuance of preferred stock pursuant to this prospectus. Copies of our existing charter documents are filed with the Securities and Exchange Commission and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Any amendment or supplement to our charter documents relating to an issuance of securities pursuant to this prospectus shall be filed with the Securities and Exchange Commission and shall be incorporated by reference as an exhibit to the applicable prospectus supplement. See "Where You Can Find More Information."

        In order to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% in value of our shares of stock outstanding may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities during the last half of a taxable year other than the first year for which an election to be treated as a REIT has been made.

        In addition, if we, or one or more owners of 10% or more of our stock, actually or constructively owns 10% or more of a customer or a customer of any partnership in which we are a partner, the rent received by us either directly or through any such partnership from such customer generally will not be qualifying income for purposes of the REIT gross income tests of the Code.

        The constructive ownership rules under the Code are complex and may cause capital stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of the common stock or capital stock or the acquisition or ownership of an interest in an entity that owns, actually or constructively, common stock or capital stock, by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding common stock or capital stock and thus subject such common stock or capital stock to the remedy provision under the ownership limits.

        Our charter contains restrictions on the ownership and transfer of any shares of our common stock and capital stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide, and any articles supplementary creating our preferred stock will provide, provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or the common stock ownership limit, or 9.8% (in value) of the aggregate of the outstanding shares of our capital stock, excluding any shares of our capital stock that are not treated as outstanding for federal income tax purposes, or the aggregate stock ownership limit. For purposes of determining the percentage ownership of our capital stock by any person, warrants and rights to acquire capital stock that are treated as owned by that person are deemed outstanding. The value and number of the outstanding shares of our common stock and the value of the outstanding shares of capital stock will be determined by the board of directors in good faith, which will be conclusive for all purposes. We refer to these restrictions as the "ownership limits." In addition, except as a person may be exempted by our board of directors, no person may own capital stock either actually or constructively to the extent that such ownership would cause us to actually or constructively own 10% or more of the ownership interests of any of our tenants or customers.

        Subject to various conditions and limitations, our board of directors has granted exemptions from the ownership limits to certain real estate funds affiliated with Carlyle and their affiliates.

        In addition to the ownership limits, our charter prohibits (a) any person from actually, beneficially or constructively owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Code (without regard to whether the interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT and (b) any transfer of our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of these restrictions, or who is the intended transferee of shares of our stock that are transferred to the trust as described below, must give us contemporaneous written notice or, in the case of a proposed or attempted transaction, at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT.

        The restrictions on ownership and transfer of our common stock described above became effective upon our initial public offering and, with respect to any other series of capital stock, will become effective upon the completion of that offering and will not apply if our board of directors determines that it is no longer in our best interests to attempt to, or continue to, qualify as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

        Our board of directors may, in its sole discretion, prospectively or retroactively, exempt a person from one or any of the ownership limits. However, our board of directors may not exempt any person whose actual, beneficial or constructive ownership of our outstanding stock in excess of the ownership limits would result in us being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the interest is held during the last half of a taxable year) or otherwise would result in our failing to qualify as a REIT. Prior to granting an exemption our board of directors may require the person seeking an exemption to make certain representations and undertakings or to agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust described below. Our board of directors may also require a ruling from the Internal Revenue Service, or the IRS, or an opinion of counsel in order to determine or ensure our status as a REIT and may impose any conditions or restrictions on an exemption as it deems appropriate.

        Any attempted transfer of our stock that, if effective, would result in our stock being owned by fewer than 100 persons will be null and void and the intended transferee shall acquire no rights in such shares. Any attempted transfer of our stock which, if effective, would result in a violation of any of the ownership limits, our being "closely held" under Section 856(h) of the Code (without regard to whether the interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT will cause the number of shares of stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trustee of a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares of stock. The automatic transfer will be effective as of the close of business on the business day prior to the date of the attempted transfer or other event that resulted in the transfer to the trust. If a transfer to the trust does not occur or is not automatically effective, for any reason, to prevent a violation of the applicable restrictions on ownership and transfer of our stock, then the attempted transfer that, if effective, would have resulted in a violation of the restrictions on ownership and transfer of our stock will be null and void and the intended transferee shall acquire no rights in such shares.

        Shares of our stock held in the trust will be issued and outstanding. The proposed transferee shall have no rights in the shares held by the trustee. The proposed transferee will not benefit economically from ownership of any shares of our stock held in the trust, and will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust. These rights will be exercised by the trustee of the trust for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee must be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee may (i) rescind as void any vote cast by the proposed transferee prior to our discovery that the shares of our stock have been transferred to the trustee and (ii) recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee may not rescind or recast the vote.

        Within 20 days of receiving notice from us that shares of stock have been transferred to the trust, the trustee must sell the shares of stock to a person designated by the trustee whose ownership of the stock will not violate any of the foregoing restrictions on ownership and transfer of our stock. Upon the sale, the interest of the charitable beneficiary in the stock sold will terminate and the trustee must distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares of stock or, if the proposed transferee did not give value for the shares of stock in connection with the event causing the shares of stock to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares of stock, which will generally be the last sale price of our stock reported on the NYSE, on the day of the event that resulted in the transfer of such stock to the trust and (ii) the price per share received by the trustee (net of any commissions and other expenses of the sale) from the sale or other disposition of the stock. The trustee may reduce the amount payable to the proposed transferee by the amount of any dividends or other distributions that we paid to the proposed transferee before we discovered that the shares of stock had been transferred to the trust and that is owed by the proposed transferee to the trustee as described above. Any net sale proceeds in excess of the amount payable to the proposed transferee must be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of stock have been transferred to the trust, the shares of stock are sold by the proposed transferee, then (i) the shares of stock will be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares of our stock that exceeds the amount the proposed transferee was entitled to receive, the excess must be paid to the trustee upon demand.

        In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price of the shares at the time of the devise or gift) and (ii) the market price, on the date we, or our designee, accept the offer. We may reduce the amount payable to the proposed transferee by the amount of any dividends or other distributions that we paid to the proposed transferee and are owed by the proposed transferee to the trustee as described above, and we may pay such amount to the trustee for distribution to the charitable beneficiary. We may accept the offer until the trustee has sold the stock. Upon a sale to us, the interest of the charitable beneficiary in the stock sold will terminate and the trustee must distribute the net proceeds of the sale to the proposed transferee.

        Any certificates representing shares of our stock, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertificated shares of our stock, will bear a legend referring to the restrictions described above.

        Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our outstanding stock, within 30 days after the end of each taxable year, must give us written notice, stating the stockholder's name and address, the number of shares of each class and series of our stock beneficially owned and a description of the manner in which such shares are held. Each such owner must provide us with any additional information we may request in order to determine the effect, if any, of the stockholder's beneficial ownership on our status as a REIT and to ensure compliance with the common stock ownership limit and the aggregate stock ownership limit. In addition, each stockholder must, upon demand, provide us with such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        The board of directors has determined that the restrictions on transferability and ownership of shares of stock are necessary and advisable for us to qualify as a REIT. The charter provides that the current restrictions may be modified by our board of directors, without a stockholder vote, provided that (a) the board of directors determines that such modification is necessary or advisable to assist us in qualifying as a REIT as a result of a change in the provisions of the Code or any regulation thereunder, published ruling or interpretation of such provisions or regulations relating to requirements to qualify as a REIT; (b) upon such determination, the board of directors will adopt a resolution setting forth such modification; and (c) we will file a certificate of notice with the State Department of Assessments and Taxation of Maryland that sets forth the modification.

        These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or that our common stockholders might otherwise believe is in their best interests.

 DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF CORESITE, L.P.

        We have summarized the material terms and provisions of the Amended and Restated Agreement of Limited Partnership of CoreSite, L.P., which we refer to as the partnership agreement. This summary is not complete. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is part. For purposes of this section, references to "we," "our," "us" and "our company" refer to CoreSite Realty Corporation.

General

        All of our assets are held by, and substantially all of our operations are conducted through, our operating partnership, either directly or through subsidiaries. We are the general partner of the operating partnership and as of June 30, 2011, we owned 43% of the outstanding common units in the operating partnership, or the partnership units.

        Certain persons who contributed interests in properties and/or other assets pursuant to the restructuring transactions that occurred concurrently with our company's initial public offering received common units in our operating partnership. Holders of common units in the operating partnership are generally entitled to share in cash distributions from, and in the profits and losses of, the operating partnership in proportion to their respective percentage interests of common units in the operating partnership if and to the extent authorized by us and subject to the preferential rights of holders of outstanding preferred units. The units in the operating partnership are not listed on any exchange or quoted on any national market system.

        Provisions in the partnership agreement could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions also make it more difficult for third parties to alter the management structure of the operating partnership without the concurrence of our board of directors. These provisions include, among others:

  •
  redemption rights of qualifying parties;

  •
  transfer restrictions on units, including our partnership units;

  •
  our ability, as general partner, in some cases, to amend the partnership agreement and to cause the partnership to issue preferred units with terms that we, in our capacity as the general partner of our operating partnership, may determine, without the consent of the limited partners; and

  •
  the right of the limited partners to consent to transfers of the general partnership interest and mergers under specified circumstances.

Management of Our Operating Partnership

        Our operating partnership, CoreSite, L.P., is a Delaware limited partnership that was formed on May 4, 2010. Our company is the sole general partner of our operating partnership, and we conduct substantially all of our business in or through it. As sole general partner of our operating partnership, we exercise exclusive and complete responsibility and discretion in its day-to-day management and control. We can cause our operating partnership to enter into major transactions including acquisitions, dispositions and refinancings, subject to certain limited exceptions. The limited partners of our operating partnership may not transact business for, or participate in the management activities or decisions of, our operating partnership, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners without our consent. The partnership agreement restricts our ability to engage in a business combination as more fully described in "—Termination Transactions" below.

        The limited partners of our operating partnership expressly acknowledge that we, as general partner of our operating partnership, are acting for the benefit of the operating partnership, the limited partners and our stockholders collectively. Neither our company nor our board of directors is under any obligation to give priority to the separate interests of the limited partners or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions, except as described below. If there is a conflict between the interests of our stockholders on the one hand and the limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners. The limited partners agree that the status of the general partner as a REIT and as a reporting company under Section 12 of the Exchange Act with our shares listed on an exchange is of benefit to the operating partnership and that all actions taken in good faith by the general partner in support thereof shall be deemed actions taken for the benefit of the operating partnership and all partners including the limited partners. We are not liable under the partnership agreement to our operating partnership or to any partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by the limited partners in connection with such decisions; provided, that we have acted in good faith and in accordance with the terms of the partnership agreement.

        The partnership agreement provides that all of our business activities, including all activities pertaining to the acquisition and operation of properties, must be conducted through our operating partnership, and that our operating partnership must be operated in a manner that will enable us to continue to satisfy the requirements for being classified as a REIT.

Transferability of Interests

        Except in connection with a transaction described in "—Termination Transactions" below, we, as general partner, may not voluntarily withdraw from our operating partnership, or transfer or assign all or any portion of our interest in our operating partnership, without the consent of the holders of a majority of the limited partnership interests. The limited partners have agreed not to sell, assign, encumber or otherwise dispose of their operating partnership units to any person (other than to us, as general partner, to immediate family members or any trust for their benefit, to affiliates of such partner, including, without limitation, any entity controlled by such partner, to a charitable entity or a trust for their benefit, or to a lending institution as collateral for a bona fide loan, subject to certain limitations) unless they have provided us a right of first offer. All transfers must be made only to "accredited investors" as defined under Rule 501 of the Securities Act or otherwise in accordance with applicable securities laws.

Board of Directors

        Our bylaws require that nominees for director, whether for election by the stockholders or by the board of directors, shall include such number of individuals as are entitled to be nominated pursuant to the partnership agreement. The operating partnership agreement provides that for so long as the number of operating partnership units and shares of common stock held collectively by the Carlyle real estate funds or their affiliates is equal to or greater than 50% of the total number of shares of outstanding common stock (assuming all operating partnership units are exchanged for common stock), certain of these funds shall have the right to nominate the number of directors that is one less than the lowest whole number that would exceed one-third of the directors, but not less than one director. With the board of directors having seven members, this would enable these Carlyle real estate funds to nominate two directors, although such nomination will be subject to the vote of the stockholders. Such rights to nominate directors would also decrease as follows (in each case assuming all operating partnership units are exchanged for common stock):

  •
  if the Carlyle real estate funds or their affiliates collectively owned less than 50% but at least 10% of the outstanding common stock, then certain of these funds or their affiliates would be entitled to nominate the number of directors that is one less than the lowest whole number that would exceed 20% of the directors, but not less than one director;

  •
  if the Carlyle real estate funds or their affiliates collectively owned less than 10% of the outstanding common stock, then such funds would no longer be entitled to nominate any directors.

        Our board of directors consists of seven directors. Our charter and bylaws provide that the number of directors constituting our board of directors may be increased or decreased by a majority vote of our entire board of directors, provided that the number of directors may not be decreased to fewer than the minimum number required under the MGCL, which is one, nor increased to more than 15.

Amendments of the Partnership Agreement

        Amendments to the partnership agreement may be proposed by us, as general partner, or by the limited partners owning at least 50% of the operating partnership units held by the limited partners.

        Generally, the partnership agreement may not be amended, modified or terminated without the approval of both the general partner and limited partners holding a majority of all outstanding operating partnership units held by the limited partners (other than, in each case, operating partnership units owned directly or indirectly by us). As general partner, we have the power to unilaterally make certain amendments to the partnership agreement without obtaining the consent of the limited partners as may be required to:

  •
  add to our obligations as general partner or surrender any right or power granted to us as general partner or any of our affiliates for the benefit of the limited partners;

  •
  reflect the issuance of additional operating partnership units, transfer of any partnership interest or the admission, substitution, termination or withdrawal of limited partners in each case in accordance with the terms of the partnership agreement;

  •
  reflect a change of an inconsequential nature that does not adversely affect the limited partners in any material respect, or cure any ambiguity, correct or supplement any provisions of the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes concerning matters under the partnership agreement that will not otherwise be inconsistent with the partnership agreement or law;

  •
  set forth or amend the designations, rights, preferences, privileges and other terms and conditions of any new class of partnership interest permitted to be issued under the partnership agreement;

  •
  satisfy any requirements, conditions or guidelines of federal or state law;

  •
  reflect changes that are reasonably necessary for us, as general partner, to maintain our status as a REIT or to satisfy REIT requirements, reflect the transfer of all or any part of a partnership interest among the general partner and any entity disregarded as separate from the general partner for tax purposes or to ensure that the operating partnership will not be classified as a publicly traded partnership for tax purposes;

  •
  modify the manner in which capital accounts are computed or net income or net loss are allocated; or

  •
  reflect any other modification as is reasonably necessary for the business or operation of the operating partnership or the general partner, which does not violate the restrictions on the general partner.

        Amendments that would, among other things, convert a limited partner's interest into a general partner's interest, modify the limited liability of a limited partner, adversely alter a partner's right to receive any distributions or allocations of profits or losses, adversely alter or modify the redemption rights, reduce any limited partner's right to indemnity, create any liability of a limited partner, amend the nominating rights of the Carlyle limited partners, amend these restrictions or admit any other person as a general partner other than in accordance with the successor provisions of the agreement or alter the protections of the limited partners in connection with termination transactions described below, which, in each case, must be approved by each limited partner that would be adversely affected by such amendment.

        In addition, without the written consent of a majority of the operating partnership units held by limited partners (other than operating partnership units owned directly or indirectly by us), we, as general partner, may not do any of the following:

  •
  take any action in contravention of an express prohibition or limitation contained in the partnership agreement;

  •
  perform any act that would subject a limited partner to liability as a general partner in any jurisdiction or any liability not contemplated in the limited partnership agreement;

  •
  enter into any contract, mortgage loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of a limited partner to exercise its redemption/exchange rights explained below;

  •
  withdraw from the operating partnership or transfer any portion of our general partnership interest; or

  •
  be relieved of our obligations under the partnership agreement following any permitted transfer of our general partnership interest.

Distributions to Unitholders

        Our partnership agreement provides that we are required to distribute quarterly all, or such portions as we may determine in our sole and absolute discretion, of the available cash (as such term is defined in the partnership agreement) of our operating partnership to us and the limited partners as follows:

  •
  first, with respect to any other units that are entitled to any preference in distribution, in accordance with the rights of such class or classes of units, and, within such class or classes, among the holders of such units, pro rata in proportion to their respective percentage interests; and

  •
  second, with respect to any units that are not entitled to any preference in distribution, including partnership units, in accordance with the rights of holders of such units, as applicable, and, within such class, among the holders of such units, pro rata in proportion to their respective percentage interests.

        Distributions payable with respect to any units that were not outstanding during the entire quarterly period in respect of which a distribution is made, other than units issued to us in connection with the issuance of shares of our common stock, will be prorated based on the portion of the period that such units were outstanding.

Redemption/Exchange Rights

        After 12 months of becoming a holder of partnership units, limited partners have the right to require our operating partnership to redeem part or all of their partnership units for cash based upon the fair market value of an equivalent number of shares of our company's common stock at the time of the redemption. Alternatively, we may elect to acquire those partnership units in exchange for shares of our company's common stock. Any such exchange will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuances of stock rights, specified extraordinary distributions and similar events. We presently anticipate that we will elect to issue shares of our company's common stock in exchange for partnership units in connection with each redemption request, rather than having our operating partnership redeem the partnership units for cash. With each redemption or exchange, we increase our company's percentage ownership interest in our operating partnership. Commencing 12 months following the date of acquisition of partnership units, limited partners who hold partnership units may exercise this redemption right from time to time, in whole or in part, except when, as a consequence of shares of our common stock being issued, any person's actual or constructive stock ownership would exceed our company's ownership limits, or any other limit as provided in our charter or as otherwise determined by our board of directors as described under the section entitled "Restrictions on Ownership and Transfer."

        In addition, if the number of partnership units delivered by a limited partner for redemption, together with other shares of our common stock owned or attributed to that limited partner, exceeds 9.8% of our outstanding common stock (in value or number, whichever is more restrictive) and we are eligible to file a registration statement on Form S-3 under the Securities Act, then we may also elect to redeem the partnership units with the proceeds from a public offering or private placement of our common stock. In the event we elect this option, we may require the other limited partners also to elect whether or not to participate. Participating limited partners will receive on the redemption date the proceeds per share in the public offering (less any discount or commission), but will have a limited opportunity to withdraw their partnership units from the redemption immediately prior to the pricing of the public offering.

Issuance of Additional Securities

        As sole general partner, we have the ability to cause the operating partnership to issue additional operating partnership units representing general and limited partnership interests in one or more classes and series of any such class. These additional operating partnership units may include preferred limited partnership units. In addition, we may issue additional shares of our common stock or convertible securities, but only if we cause our operating partnership to issue to us partnership interests or rights, options, warrants or convertible or exchangeable securities of our operating partnership having designations, preferences and other rights, so that the economic interests of our operating partnership's interests issued are substantially similar to the economic interests of the securities that we have issued.

Capital Contributions

        The partnership agreement provides that we, as general partner, may determine that our operating partnership requires additional funds for the acquisition of additional properties or for other purposes. Under the partnership agreement, we are obligated to contribute the proceeds of any offering of our shares of stock as additional capital to our operating partnership.

        The partnership agreement provides that we may make additional capital contributions, including properties, to our operating partnership in exchange for additional operating partnership units. If we contribute additional capital and receive additional partnership interests for the capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of the additional capital contributions and the value of our operating partnership at the time of the contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital and receive additional partnership interests for the capital contribution, the capital accounts of the partners may be adjusted upward or downward to reflect any unrealized gain or loss attributable to the properties as if there were an actual sale of the properties at the fair market value thereof. No person has any preemptive, preferential or other similar right with respect to making additional capital contributions or loans to the operating partnership or the issuance or sale of any operating partnership units or other partnership interests.

        Our operating partnership could issue preferred partnership interests in connection with acquisitions of property or otherwise. Any such preferred partnership interests would have priority over common partnership interests with respect to distributions from our operating partnership, including the partnership interests that our wholly owned subsidiaries own.

Tax Matters

        We are the tax matters partner of our operating partnership and, as such, we have authority to make tax elections under the Code on behalf of our operating partnership.

Allocations of Net Income and Net Losses to Partners

        The net income and loss of our operating partnership are allocated in accordance with the terms of the partnership agreement. In general, the net income of our operating partnership is allocated first to reverse certain prior net losses (if any) and then to us and to holders of partnership units in accordance with our respective percentage interests in our operating partnership. In general, net loss is allocated first to us and to holders of partnership units in accordance with our respective percentage interests in our operating partnership until the capital account in the relevant units is reduced to zero and then to us as general partner in the amount of any remaining net loss. However, in some cases losses may be disproportionately allocated to partners who have guaranteed debt of our operating partnership. The allocations described above are subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury Regulations. See "Federal Income Tax Considerations—Taxation of Our Company—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies."

Operations

        The partnership agreement provides that we, as general partner, will determine in our discretion and distribute available cash on a quarterly basis, pro rata in accordance with the partners' percentage interests. Available cash is the operating partnership's cash available for distribution as determined by us. We intend to manage the operating partnership in a manner that will enable us to maintain our qualification as a REIT and to avoid any federal income tax liability.

        The partnership agreement provides that our operating partnership will assume and pay when due, or reimburse us for payment of all costs and expenses relating to the operations of, or for the benefit of, our operating partnership.

Termination Transactions

        The partnership agreement provides that our company may not and the operating partnership shall not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification or any recapitalization or change in outstanding shares of our common stock or the operating partnership's partnership interests (a "termination transaction"), unless in connection with a termination transaction,

          (i)  we obtain the consent of the holders of at least a majority of our partnership units (including units held by us and the Carlyle real estate funds or their affiliates), or

         (ii)  any of:

          (A)  all limited partners will receive, or have the right to elect to receive, for each partnership unit an amount of cash, securities or other property equal to the product of:

  •
  the number of shares of our company's common stock into which each unit is then exchangeable; and

  •
  the greatest amount of cash, securities or other property paid to the holder of one share of our company's common stock in consideration of one share of our common stock in connection with the termination transaction, provided that, if, in connection with a termination transaction, a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of our company's common stock, each holder of partnership units will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property which such holder would have received had it exercised its redemption right and received shares of our common stock in exchange for its operating partnership units immediately prior to the expiration of such purchase, tender or exchange offer and accepted such purchase, tender or exchange offer; or

          (B)  the following conditions are met:

  •
  substantially all of the assets of the surviving entity are held directly or indirectly by our operating partnership or another limited partnership or limited liability company which is the surviving partnership of a merger, consolidation or combination of assets with our operating partnership;

  •
  the holders of partnership units own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of our operating partnership and the other net assets of the surviving partnership immediately prior to the consummation of this transaction;

  •
  the rights, preferences and privileges of such unit holders in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of the transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership; and

  •
  the limited partners may exchange their interests in the surviving partnership for either the consideration available to the limited partners pursuant to the first paragraph in this section, or the right to redeem their partnership units for cash on terms equivalent to those in effect with respect to their units immediately prior to the consummation of the transaction if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, shares of those common equity securities, at an exchange ratio based on the relative fair market value of those securities and our common stock; or

          (C)  the terms are otherwise consented to by the limited partners holding a majority of the limited partnership units.

Dissolution

        Our operating partnership will dissolve, and its affairs will be wound up, upon the first to occur of any of the following:

  •
  an event of withdrawal, as defined in Delaware law, including, without limitation, by reason of our bankruptcy, as general partner, unless, within 90 days after the withdrawal, a majority of interest of the remaining partners agree in writing to continue the business of our operating partnership and to the appointment, effective as of the date of withdrawal, of a successor general partner;

  •
  an election to dissolve our operating partnership made by us as the general partner, with the consent of the limited partners; or

  •
  the entry of a decree of judicial dissolution of our operating partnership pursuant to the provisions of Delaware law.

        Upon dissolution of our operating partnership, the general partner, or, in the event that there is no remaining general partner, a liquidator will proceed to liquidate the assets of our operating partnership and apply the proceeds from such liquidation in the order of priority set forth in the partnership agreement.

Indemnification and Limitation of Liability

        The partnership agreement indemnifies us, as general partner, our limited partners and our and their respective directors, officers, employees, agents and any other persons we may designate from and against any and all claims arising from operations of our operating partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent provided under Delaware law.

        Similarly, we, as general partner of our operating partnership, and our officers, directors, agents or employees, are not liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission so long as we acted in good faith.

 CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

Board of Directors

        Our charter provides that the number of directors may be increased or decreased by a majority vote of our entire board of directors pursuant to our bylaws, provided the number of directors may not be decreased to fewer than the minimum number required under the MGCL, which is one, nor increased to more than 15. Under our partnership agreement, for so long as the Carlyle real estate funds and their affiliates collectively own 10% or more of the outstanding common stock (assuming all operating partnership units are exchanged for common stock), the board of directors may not increase or decrease the number of directors unless, in the case of an increase, the number of directors that the Carlyle real estate funds and their affiliates are entitled to nominate is also increased, provided that the number of Carlyle nominees shall not exceed one-third of the entire board of directors. Any and all vacancies on our board of directors may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum, except that a vacancy resulting from an increase in the size of the board of directors must be filled by a majority vote of the entire board of directors, and any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.

        Our bylaws require that nominees for director, whether for election by the stockholders or by the board of directors, shall include such number of individuals as are entitled to be nominated pursuant to the partnership agreement. Each of our directors will be elected by our stockholders to serve for a one-year term and until his or her successor is duly elected and qualifies. A plurality of all votes cast on the matter at a meeting of stockholders at which a quorum is present is sufficient to elect a director. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum.

Removal of Directors

        Our charter provides that, subject to the rights of our preferred stockholders to elect or remove one or more of our directors, a director may be removed with or without cause only by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors.

Business Combinations

        Under Maryland law, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include, among other things, a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.

        An interested stockholder is defined as:

  •
  any person who beneficially owns ten percent or more of the voting power of the corporation's outstanding voting stock; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        These super-majority voting requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

        The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. As permitted by statute, we have opted out of the business combination provisions of the MGCL by resolution of our board of directors. However, our board of directors may opt into these provisions if approved by our stockholders by the affirmative vote of a majority of votes cast and with the consent of the Carlyle real estate funds or their affiliates, provided that such consent of the Carlyle entities will not be required if at such time, they own less than 10% of our outstanding common stock (assuming all operating partnership units are exchanged for common stock).

        If the foregoing resolution is rescinded, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating an offer.

Control Share Acquisitions

        Maryland law provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition have no voting rights with respect to such shares except to the extent approved by at least two-thirds of the votes entitled to be cast by stockholders entitled to vote generally in the election of directors, but excluding the acquiring person, officers and employees who are directors of the corporation. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiring person or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the direct or indirect acquisition of issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the holder of the shares acquired or proposed to be acquired. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of our company to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiring person or of any meeting of stockholders at which the voting rights of the holders of the shares are considered and not approved. If voting rights for the holder of the control shares are approved at a stockholders meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition.

        The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction, or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. However, our board of directors may opt into these provisions if approved by our stockholders by the affirmative vote of a majority of votes cast and, as it would apply to the Carlyle real estate funds or their affiliates, with the Carlyle real estate funds or their affiliates' consent, provided that the consent of the Carlyle entities will not be required if at such time they own less than 10% of our outstanding common stock (assuming all operating partnership units are exchanged for common stock).

        There can be no assurance that, subject to the approval of our stockholders, this provision will not be amended or eliminated at any time in the future by our board of directors.

Amendment to our Charter and Bylaws

        In general, our charter may be amended if an amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter. With certain exceptions, our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Dissolution of our Company

        The dissolution of our company must be approved by the affirmative vote of a majority of each of our entire board of directors and our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that nominations of individuals for election to our board of directors and proposals of other business to be considered at any annual meeting of our stockholders must be made (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by any stockholder who was a stockholder of record both at the time of notice required by our bylaws and at the time of the meeting, is entitled to vote at the meeting in the election of the individuals so nominated or on such other proposed business and has complied with the advance notice requirements of, and provided the information and certifications required by, our bylaws.

        Only the business specified in our notice of the meeting may be brought before a special meeting of our stockholders. Nominations of individuals for election as directors at a special meeting of stockholders must be made (i) by or at the direction of our board of directors or (ii) if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by any stockholder who is a stockholder of record both at the time of notice required by our bylaws and the time of the special meeting, is entitled to vote at the meeting in the election of each individual so nominated and has complied with the advance notice requirements of, and provided the information and certifications required by, our bylaws.

Special Meetings of Stockholders

        Our Chairman, Chief Executive Officer, President, board of directors or any three members of the board of directors may call special meetings of our stockholders. A special meeting of our stockholders to act on any matter that may properly be considered at a meeting of our stockholders must also be called by our Secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting and containing the information and certifications required by our bylaws. Our Secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our Secretary is required to prepare and mail the notice of the special meeting.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in such charter or bylaws, to any or all of five provisions of the MGCL, which provide for:

  •
  a classified board;

  •
  a two-thirds vote requirement for removing a director;

  •
  a requirement that the number of directors be fixed only by vote of the directors;

  •
  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

  •
  a majority vote requirement for the calling of a special meeting of stockholders.

        Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) vest in our board of directors the exclusive power, subject to the limitations described above, to fix the number of directors, by vote of a majority of the entire board of directors, and (2) require, unless called by our Chairman of our board of directors, our Chief Executive Officer, our President, our board of directors or any three members of our board of directors, the request of stockholders entitled to cast a majority of votes entitled to be cast on a matter at the meeting to call a special meeting to act on the matter. We have not elected to create a classified board. In the future, our board of directors may elect, without stockholder approval, to create a classified board or elect to be subject to any of the other provisions of Subtitle 8. Notwithstanding the foregoing, for so long as the Carlyle real estate funds or their affiliates have the right to designate at least one member to the board of directors in accordance with the bylaws and partnership agreement, a resolution adopted by our board of directors prohibits us from electing to be subject to the provisions of Subtitle 8 relating to a (i) two-thirds vote requirement for the removing of a director, (ii) requirement that the number of directors be fixed only by a vote of the directors and (iii) requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred.

 FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of certain material U.S. federal income tax considerations regarding our company and the acquisition, ownership or disposition of our common stock. Supplemental U.S. federal income tax considerations relevant to the ownership of the other securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. For purposes of this discussion, references to "we," "our" and "us" mean only CoreSite Realty Corporation and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:

  •
  the Internal Revenue Code of 1986, as amended, or the Code;

  •
  current, temporary and proposed Treasury Regulations promulgated under the Code;

  •
  the legislative history of the Code;

  •
  administrative interpretations and practices of the IRS; and

  •
  court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. Although we have requested a private letter ruling from the IRS on certain matters, we have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences associated with the acquisition, ownership, or disposition of our common stock or our election to be taxed as a REIT.

You are urged to consult your tax advisors regarding the tax consequences to you of:

  •
  the acquisition, ownership or disposition of our common stock, including the federal, state, local, non-U.S. and other tax consequences;

  •
  our election to be taxed as a REIT for federal income tax purposes; and

  •
  potential changes in applicable tax laws.

Taxation of Our Company

General

        We elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our short taxable year ended December 31, 2010. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with our short taxable year ended December 31, 2010, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See "—Failure to

Qualify." We have received a private letter ruling from the IRS substantially to the effect that our buildings (including the structural components) will be treated as real property for purposes of the gross income tests and the asset tests and that certain services that we will provide directly to our customers will not cause any amounts received from our customers to fail to be treated as qualifying rents from real property for purposes of the gross income tests. We have not received, and do not expect to seek, a private letter ruling from the IRS on any other issue.

        The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof.

        Our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year will satisfy those requirements. Further, the anticipated federal income tax treatment described in this discussion may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

        Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay federal income tax as follows:

  •
  First, we will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

  •
  Second, we may be required to pay the "alternative minimum tax" on our items of tax preference under some circumstances.

  •
  Third, if we have (1) net income from the sale or other disposition of "foreclosure property" held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

  •
  Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business. We intend to conduct our operations so that no asset owned by us or any of our pass-through subsidiaries will be treated as inventory or property held for sale to customers, and that a sale or other disposition of any such asset will not be made in our ordinary course of our business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the particular facts and circumstances. We cannot assure you that any property in which we hold a direct or indirect interest will not be treated as inventory or property held for sale to customers, or that we will comply with certain safe-harbor provisions of the Code that would prevent such treatment.

  •
  Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

  •
  Sixth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

  •
  Seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

  •
  Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

  •
  Ninth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the C corporation's basis in the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation.

  •
  Tenth, our subsidiaries that are C corporations, including our "taxable REIT subsidiaries," generally will be required to pay federal corporate income tax on their earnings.

  •
  Eleventh, we will be required to pay a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." See "—Penalty Tax." In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our customers by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations.

  •
  Twelfth, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the stockholder in our common stock.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  that issues transferable shares or transferable certificates to evidence its beneficial ownership;

  (3)
  that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

  (4)
  that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

  (5)
  that is beneficially owned by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

  (7)
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term "individual" includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

        We believe that we have been organized and have operated in a manner that has or, as applicable, will allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. A description of the share ownership and transfer restrictions relating to our outstanding common stock is contained in the discussion in this prospectus under the heading "Restrictions on Ownership and Transfer." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. To monitor compliance with the stock ownership requirements, we are generally required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these record keeping requirements could subject us to monetary penalties. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See "—Failure to Qualify."

        In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

        Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.    In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership's share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in "—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies."

        We generally have control of our operating partnership and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        We may from time to time own and operate certain properties through subsidiaries that we intend to be treated as "qualified REIT subsidiaries" under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation's outstanding stock and do not elect with the subsidiary to treat it as a "taxable REIT subsidiary," as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the federal tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under "—Asset Tests."

        Ownership of Interests in Taxable REIT Subsidiaries.    We currently own an interest in one taxable REIT subsidiary and may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to customers of its parent REIT. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary's debt to equity ratio and interest expense are not satisfied. A REIT's ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See "—Asset Tests."

Income Tests

        We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from investments relating to real property or mortgages on real property, including "rents from real property" and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or any combination of the foregoing. For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        A significant portion of the value of our properties is attributable to structural components related to the provision of electricity, heating ventilation and air conditioning, humidification regulation, security and fire protection, and telecommunication infrastructure. We have received a private letter ruling from the IRS holding, among other things, that our buildings, including the structural components, constitute real property for purposes of the gross income tests and asset tests. We are entitled to rely upon that private letter ruling only to the extent that we did not misstate or omit a material fact in the ruling request we submitted to the IRS and that we operate in the future in accordance with the facts described in that request. Moreover, the IRS, in its sole discretion, may decide to revoke the private letter ruling. If, despite the private letter ruling, the IRS were to determine that structural components at our properties constituted personal property rather than real property, a significant portion of our rent would not constitute rents from real property and we would fail to satisfy the 75% and 95% gross income tests.

        Rents we receive from a customer will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

  •
  The amount of rent is not based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

  •
  Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate customer, or, if the customer is a corporation, 10% or more of the voting power or value of all classes of stock of the customer. Rents we receive from such a customer that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other customers for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other customers is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary. To the extent any rent from a lease with a taxable REIT subsidiary does not satisfy the 90% rental exception described above, our receipt of such rent would not qualify under the gross income tests;

  •
  Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as "rents from real property"; and

  •
  We generally do not operate or manage the property or furnish or render services to our customers, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our customers without causing the rent we receive from those customers to fail to qualify as "rents from real property." Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary's provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

        We generally do not intend, and as a general partner of our operating partnership, do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to customers. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.

        The private letter ruling we received from the IRS held that certain services that we will provide to our customers directly would not prevent the rent received from those properties as constituting rents from real property. The private letter ruling specifically addressed services related to utilities; controlled humidity; security; fire protection; common area maintenance; management, operation and maintenance, and repair of the major building systems and components of the data system buildings (including structural components); acceptance of customer deliveries; parking for customers and their visitors; and telecommunication infrastructure to allow customers to connect to third-party telecommunication providers. The private letter ruling was based, in part, on our representation that those services are customarily rendered in connection with the rental of comparable buildings in the geographic market in which our buildings are located. Our ability to rely upon the private letter ruling is dependent on the accuracy of that representation and on our not misstating or omitting another material fact in the ruling request we submitted to the IRS. Moreover, the IRS, in its sole discretion, may decide to revoke the private letter ruling. If, despite the private letter ruling, the IRS were to determine that services we directly provide at our properties were not "usually and customarily rendered" in connection with the rental of real property, the rent from our property would not constitute rents from real property and we would likely fail to satisfy the 95% and 75% gross income tests. We intend to provide any services that are not "usually and customarily rendered" or that are for the benefit of a particular customer in connection with the rental of real property through our TRS or through an "independent contractor." Income we receive that is attributable to the rental of parking spaces at the properties generally will constitute rents from real property for purposes of the gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income we receive that is attributable to parking spaces meets these tests and, accordingly, will constitute rents from real property for purposes of the gross income tests.

        From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 75% and 95% gross income tests. The term "hedging transaction," as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        To the extent our taxable REIT subsidiaries pay dividends, we generally will derive our allocable share of such dividend income through our interest in our operating partnership. Such dividend income will qualify under the 95%, but not the 75%, gross income test.

        We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

  •
  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Taxation of Our Company—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

        Prohibited Transaction Income.    Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Our operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our operating partnership's investment objectives. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. We cannot assure you that we can comply with certain safe-harbor provisions of the Code that would prevent the imposition of the 100% penalty tax.

        Penalty Tax.    Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our customers by a taxable REIT subsidiary of ours, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

        From time to time, our taxable REIT subsidiary provides services to our customers. We believe we have set, and we intend to set in the future, the fees paid to our taxable REIT subsidiaries for such services at arm's-length rates, although such rates may not satisfy any of the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's-length fee for customer services over the amount actually paid.

Asset Tests

        At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds.

        Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

        Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10%

value test, securities satisfying the "straight debt" safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

        Our operating partnership currently owns 100% of the securities of a corporation that has elected, together with us, to be treated as our taxable REIT subsidiary. So long as this corporation qualifies as our taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of its securities. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiary and our other securities (other than those securities includable in the 75% asset test) has not exceeded, and in the future will not exceed, 25% of the aggregate value of our gross assets. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

        The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our operating partnership) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of increasing our interest in our operating partnership). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise their redemption/exchange rights. Accordingly, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in our operating partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. As described above in "—Taxation of Our Company—Income Tests," we have received a ruling from the IRS holding that our buildings (including certain structural components) will constitute real property for purposes of the asset tests. No independent appraisals have been obtained, however, to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, we cannot assure you that the IRS will not contend that any of our assets or our interests in the securities violate the REIT asset requirements. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful, or will not require a reduction in our operating partnership's overall interest in an issuer. If we fail to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

        Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our operating partnership's overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements

        To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

  •
  90% of our "REIT taxable income"; and

  •
  90% of our after-tax net income, if any, from foreclosure property; minus

  •
  the excess of the sum of certain items of non-cash income over 5% of our "REIT taxable income."

        For these purposes, our "REIT taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

        In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

        We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes us, as general partner of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our federal income or excise tax liability.

        We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements, while preserving our cash.

        Pursuant to recent guidance issued by the IRS, certain part-stock and part-cash dividends distributed by publicly traded REITs with respect to calendar years 2008 through 2011, and in some cases declared as late as December 31, 2012, will be treated as distributions for purposes of the REIT distribution requirements. Under the terms of this guidance, up to 90% of distributions by a REIT could be paid in shares of its stock. If we make such a distribution, taxable stockholders would be required to include the full amount of the dividend (i.e., the cash and the stock portion) as ordinary income (subject to limited exceptions), to the extent of our current and accumulated earnings and profits for federal income tax purposes, as described under the headings "—Federal Income Tax Considerations for Holders of Our Common Stock—Taxation of Taxable U.S. Stockholders—Distributions Generally" and "—Federal Income Tax Considerations for Holders of Our Common Stock—Taxation of Non-U.S. Stockholders—Distributions Generally." As a result, our stockholders could recognize taxable income in excess of the cash received and may be required to pay tax with respect to such dividends in excess of the cash received. If a taxable stockholder sells the stock it receives as a dividend, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.

        Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

        Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

        For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges

        We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

        If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. See "—Federal Income Tax Considerations for Holders of Our Common Stock—Taxation of Taxable U.S. Stockholders—Tax Rates" for a discussion of the scheduled "sunset" of the preferential tax rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

        General.    All of our investments are held indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies which we believe have been and will continue to be treated as partnerships or disregarded entities for federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for federal income tax purposes are "pass-through" entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies, based on our capital interests in each such entity. See "—Taxation of Our Company."

        Entity Classification.    Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities). For example, an entity that would otherwise be treated as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a "publicly traded partnership" and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that our operating partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of Our Company—Asset Tests" and "—Taxation of Our Company—Income Tests." This, in turn, could prevent us from qualifying as a REIT. See "—Failure to Qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership or a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment.

        Allocations of Income, Gain, Loss and Deduction.    The net income and loss of our operating partnership are allocated in accordance with the terms of the partnership agreement. In general, the net income of our operating partnership is allocated first to us to reverse certain prior net losses (if any) and then to us and to holders of partnership units in accordance with our respective percentage interests in our operating partnership. In general, net loss is allocated first to us and to holders of partnership units in accordance with our respective percentage interests in our operating partnership until the capital account in the relevant units is reduced to zero and then to us as general partner in the amount of any remaining net loss. Certain limited partners have guaranteed debt of our operating partnership, indirectly through an agreement to make capital contributions to our operating partnership under limited circumstances. As a result of these guaranties or contribution agreements, and notwithstanding the foregoing discussion of allocations of income and loss of our operating partnership to holders of units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of our operating partnership, which net loss would have otherwise been allocable to us.

        If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

        Tax Allocations with Respect to the Properties.    Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

        Our operating partnership may, from time to time, acquire interests in property in exchange for interests in our operating partnership. In that case, the tax basis of these property interests generally carries over to the operating partnership, notwithstanding their different book (i.e., fair market) value (this difference is referred to as a book-tax difference). The partnership agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. We and our operating partnership have agreed to use the "traditional method" for accounting for book-tax differences for the properties initially contributed to our operating partnership. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of contributed interests in the properties in the hands of our operating partnership (i) will or could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in (ii) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See "—Taxation of Our Company—Requirements for Qualification as a Real Estate Investment Trust" and "—Taxation of Our Company—Annual Distribution Requirements." With respect to properties contributed to our operating partnership subsequent to the contribution of the initial properties, we and our operating partnership have agreed to account for book-tax differences using any method approved under Section 704(c) of the Code and the applicable Treasury Regulations as chosen by the general partner under the partnership agreement.

        Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Federal Income Tax Considerations for Holders of Our Common Stock

        The following summary describes the principal federal income tax consequences to you of acquiring, owning and disposing of our common stock. This summary assumes you hold shares of our common stock as "capital assets" (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

  •
  financial institutions, banks and thrifts;

  •
  insurance companies;

  •
  tax-exempt organizations;

  •
  "S" corporations;

  •
  traders in securities that elect to mark to market;

  •
  partnerships, pass-through entities and persons holding our common stock through a partnership or other pass-through entity;

  •
  stockholders subject to the alternative minimum tax;

  •
  regulated investment companies and REITs;

  •
  non-U.S. governments and international organizations;

  •
  non-U.S. stockholders that are passive foreign investment companies or controlled foreign corporations;

  •
  broker-dealers or dealers in securities or currencies;

  •
  U.S. expatriates;

  •
  persons holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction; or

  •
  U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar.

        If you are considering acquiring our common stock, you should consult your tax advisors concerning the application of federal income tax laws to your particular situation as well as any consequences of the acquisition, ownership and disposition of our common stock arising under the laws of any state, local or non-U.S. taxing jurisdiction.

        When we use the term "U.S. stockholder," we mean a holder of shares of our common stock who, for federal income tax purposes, is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, including an entity treated as a corporation for federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

  •
  an estate the income of which is subject to federal income taxation regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        If you hold shares of our common stock and are neither a U.S. stockholder nor a partnership for federal income tax purposes, you are a "non-U.S. stockholder."

        If a partnership or other entity treated as a partnership for federal income tax purposes holds shares of our common stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding shares of our common stock are encouraged to consult their tax advisors.

Taxation of Taxable U.S. Stockholders

        Distributions Generally.    Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax discussed below, will be taxable to our taxable U.S. stockholders as ordinary income when actually or constructively received. See "—Tax Rates" below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations or, except to the extent provided in "—Tax Rates" below, the preferential rates on qualified dividend income applicable to non-corporate U.S. stockholders, including individuals. For purposes of determining whether distributions to holders of our common stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.

        To the extent that we make distributions on our common stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. stockholder. This treatment will reduce the U.S. stockholder's adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. stockholder's adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

        Certain stock dividends, including dividends partially paid in our capital stock and partially paid in cash that comply with recent IRS guidance, generally will be taxable to the recipient U.S. stockholder to the same extent as if paid in cash.

        Capital Gain Dividends.    Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of our common stock in proportion to the amount that our total dividends, as determined for federal income tax purposes, paid or made available to the holders of our common stock for the year bears to the total dividends, as determined for federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year.

        Retention of Net Capital Gains.    We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for federal income tax purposes) would be adjusted accordingly, and a U.S. stockholder generally would:

  •
  include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

  •
  be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder's income as long-term capital gain;

  •
  receive a credit or refund for the amount of tax deemed paid by it;

  •
  increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

  •
  in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

        Passive Activity Losses and Investment Interest Limitations.    Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any "passive losses" against this income or gain. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, described in "—Tax Rates" below, as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

        Dispositions of Our Common Stock.    If a U.S. stockholder sells or disposes of shares of common stock, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder's adjusted basis in the shares. This gain or loss, except as provided below, will be a long-term capital gain or loss if the holder has held such common stock for more than one year. However, if a U.S. stockholder recognizes a loss upon the sale or other disposition of common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. stockholder received distributions from us which were required to be treated as long-term capital gains.

        Tax Rates.    The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain "capital gain dividends," has generally been reduced to 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) "qualified dividend income" has generally been reduced to 15%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year) or to dividends properly designated by the REIT as "capital gain dividends." The currently applicable provisions of the federal income tax laws relating to the 15% tax rate are currently scheduled to "sunset" or revert to the provisions of prior law effective for taxable years beginning after December 31, 2012, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income. U.S. stockholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

        Medicare Tax on Unearned Income.    Certain U.S. stockholders that are individuals, estates or trusts will be required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our common stock.

        Foreign Accounts.    Certain future payments made to "foreign financial institutions" in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this withholding provision on their ownership and disposition of our common stock and the effective date of such provision. See "—Taxation of Non-U.S. Stockholders—Foreign Accounts."

        Information Reporting and Backup Withholding.    We are required to report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See "—Taxation of Non-U.S. Stockholders."

Taxation of Tax-Exempt Stockholders

        Dividend income from us and gain arising upon a sale of our shares generally should not be unrelated business taxable income, or UBTI, to a tax-exempt stockholder, except as described below. This income or gain will be UBTI, however, if a tax-exempt stockholder holds its shares as "debt-financed property" within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, "debt-financed property" is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

        For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts or if such REIT is not "predominantly held" by "qualified trusts." As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described above should be inapplicable to our stockholders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Stockholders

        The following discussion addresses the rules governing federal income taxation of the acquisition, ownership and disposition of our common stock by non-U.S. stockholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. stockholder in light of its particular circumstances. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the acquisition, ownership and disposition of shares of our common stock, including any reporting requirements.

        Distributions Generally.    Distributions (including any taxable stock dividends) that are neither attributable to gains from sales or exchanges by us of U.S. real property interests nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business will generally not be subject to withholding but will be subject to federal income tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. stockholders are subject to federal income tax. Any such dividends received by a non-U.S. stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate

(applicable after deducting federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

        Except as otherwise provided below, we expect to withhold federal income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless:

  (1)
  a lower treaty rate applies and the non-U.S. stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

  (2)
  the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder's trade or business.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's common stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the non-U.S. stockholder's adjusted basis in such common stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

        Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests.    Distributions to a non-U.S. stockholder that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to federal income taxation, unless:

  (1)
  the investment in our common stock is treated as effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a non-U.S. corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

  (2)
  the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        Pursuant to the Foreign Investment in Real Property Tax Act, or FIRPTA, distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of "U.S. real property interests," or USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. stockholder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. stockholders would generally be taxed at the same rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax. We also will be required to withhold and to remit to the IRS 35% (or 15% to the extent provided in Treasury Regulations) of any distribution to non-U.S. stockholders that is designated as a capital gain dividend or, if greater, 35% of any distribution to non-U.S. stockholders that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. stockholder's federal income tax liability. However, any distribution with respect to any class of stock that is "regularly traded" on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions will generally be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends.

        Retention of Net Capital Gains.    Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of the common stock held by stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. stockholders would be able to offset as a credit against their federal income tax liability their proportionate share of the tax that we paid on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax that we paid exceeds their actual federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, a non-U.S. stockholder should consult its tax advisor regarding the taxation of such retained net capital gain.

        Sale of Our Common Stock.    Gain recognized by a non-U.S. stockholder upon the sale, exchange or other taxable disposition of our common stock generally will not be subject to federal income taxation unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a "U.S. real property holding corporation," or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our common stock will not, however, constitute a USRPI so long as we are a "domestically controlled qualified investment entity." A "domestically controlled qualified investment entity" includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot guarantee, that we are a "domestically controlled qualified investment entity." Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a "domestically controlled qualified investment entity."

        Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our common stock not otherwise subject to FIRPTA will be taxable to a non-U.S. stockholder if either (a) the investment in our common stock is treated as effectively connected with the non-U.S. stockholder's U.S. trade or business or (b) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our common stock, a non-U.S. stockholder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. stockholder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), subject to an exception applicable to "regularly traded" stock if the non-U.S. stockholder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1).

        Even if we do not qualify as a "domestically controlled qualified investment entity" at the time a non-U.S. stockholder sells our common stock, gain arising from the sale or other taxable disposition by a non-U.S. stockholder of such stock would not be subject to federal income taxation under FIRPTA as a sale of a USRPI if:

  (1)
  such class of stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

  (2)
  such non-U.S. stockholder owned, actually and constructively, 5% or less of such class of our stock throughout the five-year period ending on the date of the sale or exchange.

        If gain on the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to regular federal income tax with respect to such gain in the same manner as a taxable U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, and if shares of our common stock were not "regularly traded" on an established securities market, the purchaser of such common stock would generally be required to withhold and remit to the IRS 10% of the purchase price.

        Information Reporting and Backup Withholding Tax.    Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder's name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder's country of residence.

        Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a U.S. person.

        Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

        Foreign Accounts.    Withholding taxes may apply to certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities. Specifically, a 30% withholding tax will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our stock paid to a foreign financial institution or to a foreign nonfinancial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Treasury that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders.

        Although these rules currently apply to applicable payments made after December 31, 2012, in recent guidance, the IRS has indicated that Treasury Regulations will be issued providing that the withholding provisions described above will apply to payments of dividends on our common stock made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of such stock on or after January 1, 2015. Prospective investors should consult their tax advisors regarding these withholding provisions.

Other Tax Consequences

        State, local and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and an investment in our common stock.

 PLAN OF DISTRIBUTION

        We may sell the securities domestically or abroad to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through dealers or agents, or through a combination of methods. Any underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering.

        The distribution of the securities may be effected from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed; (ii) market prices prevailing at the time of sale; (iii) prices related to the prevailing market prices at the time of sale or (iv) negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum compensation to be paid to underwriters participating in any offering made pursuant to this prospectus and any applicable prospectus supplement will not exceed 8% of the gross proceeds from that offering. Underwriters, dealers and agents may be entitled, under agreements entered into with us and our operating partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.

        Unless we specify otherwise in the applicable prospectus supplement, any series of securities issued hereunder will be a new issue with no established trading market (other than our common stock, which is listed on the NYSE). If we sell any shares of our common stock pursuant to a prospectus supplement, such shares will be listed on the NYSE, subject to official notice of issuance. We may elect to list any other securities issued hereunder on any exchange, but we are not obligated to do so. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

        To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        The underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and our operating partnership in the ordinary course of business.

        The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

 LEGAL MATTERS

        Certain legal matters will be passed upon for us by Latham & Watkins LLP, Washington, District of Columbia. Certain matters of Maryland law, including the validity of the securities covered by this prospectus, will be passed upon for us by Venable LLP, Baltimore, Maryland.

EXPERTS

        The consolidated balance sheets of CoreSite Realty Corporation as of December 31, 2010 and 2009, and the related consolidated statements of operations and cash flows for the period from September 28, 2010 through December 31, 2010, the period from January 1, 2010 through September 27, 2010, and the years ended December 31, 2009 and 2008, and stockholders' equity and comprehensive income for each of the years in the three-year period ended December 31, 2010, and the related financial statement schedule, Schedule III Real Estate and Accumulated Depreciation, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                        Shares

Series A Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference $25 Per Share)

PROSPECTUS SUPPLEMENT

                  , 2012

Joint Book-Running Managers

Citigroup

BofA Merrill Lynch

RBC Capital Markets

Co-Managers

Credit Suisse

KeyBanc Capital Markets